         ============================================================
                                                                   EXHIBIT 10.40


                            BANKVEST CAPITAL CORP.



                           REVOLVING CREDIT FACILITY



               ________________________________________________

                                August 21, 1998

                _______________________________________________



         ============================================================

                               TABLE OF CONTENTS
                               -----------------

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                                                               Page
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ARTICLE 1.  DEFINITIONS AND ACCOUNTING TERMS.

  Section 1.1 Definitions.....................................   1
  Section 1.2 Accounting Terms................................  13
  Section 1.3 Other Terms.....................................  14

ARTICLE 2.  COMMITMENT, LOANS AND COLLATERAL

  Section 2.1 Loans...........................................  14
  Section 2.2 Procedure for Borrowings; Continuations
      and Conversions.........................................  14
  Section 2.3 Borrowing Computation...........................  16
  Section 2.4 Borrowings......................................  16
  Section 2.5 Facility Fee; Commitment Fee....................  16
  Section 2.6 Borrowing Base; Prepayments.....................  17
  Section 2.7 Use of Proceeds of Loans........................  17
  Section 2.8 Interest........................................  17
  Section 2.9 Note............................................  18
  Section 2.10 Payments.......................................  19
  Section 2.11 Computations...................................  20
  Section 2.12 Minimum Amounts of Borrowings and Prepayments..  20
  Section 2.13 Renewal of Commitment; Extension of
       Commitment Termination Date............................  20
  Section 2.14 Regulatory Changes in Capital Requirements.....  20
  Section 2.15 Security.......................................  21
  Section 2.16 Termination or Reduction of Commitment.........  22
  Section 2.17 Increased Costs................................  22
  Section 2.18 Yield Maintenance..............................  23
  Section 2.19 Alternate Rate of Interest.....................  24
  Section 2.20 Change in Legality.............................  24

ARTICLE 3.  REPRESENTATION AND WARRANTIES

  Section 3.1 Organization....................................  25
  Section 3.2 Power, Authority, Consents......................  25
  Section 3.3 No Violation of Law or Agreements...............  26
  Section 3.4 Due Execution, Validity, Enforceability.........  26
  Section 3.5 Properties, Priority of Liens...................  26
  Section 3.6 Judgements, Actions, Proceedings................  27
  Section 3.7 No Defaults, Compliance With Laws...............  27
  Section 3.8 Burdensome Documents............................  27
  Section 3.9 Financial Statements............................  28
  Section 3.10 Tax Returns....................................  28
  Section 3.11 Intellectual Property..........................  28
  Section 3.12 Regulations G and U............................  28
  Section 3.13 Name Changes...................................  29

  Section 3.14 Full Disclosure................................  29
  Section 3.15 Condition of Assets; Permits...................  29
  Section 3.16 ERISA..........................................  29
  Section 3.17 Principal Place of Business....................  30
  Section 3.18 Absence of Default.............................  30
  Section 3.19 Regulated Company..............................  30
  Section 3.20 Indebtedness...................................  30
  Section 3.21 Solvency.......................................  30
  Section 3.22 Eligibility....................................  31

ARTICLE 4.  THE CLOSING; CONDITIONS TO THE LOANS

  Section 4.1 Conditions to Effectiveness of Agreement........  31
  Section 4.2 Conditions to Loans.............................  33

ARTICLE 5.  DELIVERY OF FINANCIAL REPORTS, DOCUMENTS AND
            OTHER INFORMATION

  Section 5.1 Annual Financial Statements.....................  34
  Section 5.2 Quarterly Financial Statements..................  34
  Section 5.3 Monthly Financial Statements....................  35
  Section 5.4 No Default Certificate..........................  35
  Section 5.5 Borrowing Base Reports..........................  35
  Section 5.6 Concentration of Equipment and Leases...........  35
  Section 5.7 Accounts Receivable Aging.......................  35
  Section 5.8 Certificate of Accountants; Management Letter...  36
  Section 5.9 Annual Budget...................................  36
  Section 5.10 Cumulative Nature of Financial Statements
       and Comparisons........................................  36
  Section 5.11 Notice of Litigation...........................  36
  Section 5.12 Copies of Documents............................  36
  Section 5.13 Notice of Defaults.............................  36
  Section 5.14 ERISA Notices..................................  36
  Section 5.15 UCC Acknowledgments............................  37
  Section 5.16 Other Information..............................  37

ARTICLE 6.  AFFIRMATIVE COVENANTS

 Section 6.1 Books and Records................................  37
 Section 6.2 Inspections and Audits...........................  37
 Section 6.3 Maintenance and Repairs..........................  38
 Section 6.4 Continuance of Business..........................  38
 Section 6.5 Copies of Corporate Documents....................  38
 Section 6.6 Perform Obligations..............................  38
 Section 6.7 Insurance........................................  39
 Section 6.8 Legending of Leases..............................  39
 Section 6.9 Financial Covenants..............................  39
 Section 6.10 Reportable Events...............................  40
 Section 6.11 Compliance with Laws, etc.......................  40
 Section 6.12 Borrowing Base..................................  41

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ARTICLE 7.  NEGATIVE COVENANTS

  Section 7.1 Indebtedness.....................................  41
  Section 7.2 Liens............................................  41
  Section 7.3 Guaranties.......................................  42
  Section 7.4 Mergers, Acquisitions............................  42
  Section 7.5 Dividends........................................  42
  Section 7.6 Stock Issuance...................................  43
  Section 7.7 Changes in Business; Sale of Assets..............  43
  Section 7.8 Fiscal Year......................................  43
  Section 7.9 ERISA Obligations................................  43
  Section 7.10 Amendment of Documents..........................  44
  Section 7.11 Transactions with Affiliates....................  44
  Section 7.12 Multiple Agreements.............................  44

ARTICLE 8.  EVENTS OF DEFAULT

  Section 8.1 Payments.........................................  45
  Section 8.2 Covenants........................................  45
  Section 8.3 Other Covenants..................................  45
  Section 8.4 Other Defaults...................................  45
  Section 8.5 Representations and Warranties...................  45
  Section 8.6 Bankruptcy.......................................  46
  Section 8.7 Judgments........................................  46
  Section 8.8 ERISA............................................  46
  Section 8.9 Ownership of Stock and Control of Borrower.......  47
  Section 8.10 Liens...........................................  47

ARTICLE 9.  ADDITIONAL LENDERS; PARTICIPATIONS

  Section 9.1 Assignments......................................  47
  Section 9.2 Participations...................................  47

ARTICLE 10. MISCELLANEOUS PROVISIONS

  Section 10.1 Fees and Expenses; Indemnity....................  48
  Section 10.2 Taxes...........................................  49
  Section 10.3 Payments........................................  50
  Section 10.4 Survival of Agreements and Representations......  50
  Section 10.5 Lien on and Set-off of Deposits.................  50
  Section 10.6 Modifications, Consents and Waivers;
                Entire Agreement...............................  51
  Section 10.7 Remedies Cumulative.............................  51
  Section 10.8 Further Assurances..............................  51
  Section 10.9 Notices.........................................  52
  Section 10.10 Construction; Governing Law; Consent to
                Jurisdiction; Waiver of Jury Trial, Set-off
                and Counterclaim...............................  53
  Section 10.11 Severability...................................  54

                                      (4)

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  Section 10.12 Binding Effect; No Assignment or Delegation....  54
  Section 10.13 Counterparts...................................  54
  Section 10.14 Pledge to Federal Reserve......................  54
  Section 10.15 Lost Notes.....................................  54

  Exhibit A-Loan Notice
  Exhibit B-Form of Note
  Exhibit C-Security Agreement
  Exhibit D-Assignment of Leases
  Exhibit E-Legal Opinion
  Exhibit F-Borrowing Base Report
  Exhibit G-Compliance Certificate
  Exhibit H-Form of Omnibus UCC Assignment

  Schedule 3.1(a)-Authorized and Outstanding Shares; Subsidiaries
  Schedule 3.1(b)-States Where Conduct Business
  Schedule 3.5-Existing Liens
  Schedule 3.20-Existing Indebtedness

                                      (5)

                               CREDIT AGREEMENT
                                ----------------


    CREDIT AGREEMENT, dated as of August 21, 1998, by and between BANKVEST CAPITAL CORPORATION, a Massachusetts corporation, having an office at 200 Nickerson Road, Marlborough, Massachusetts 01752 (the "Borrower") and FLEET BANK, NATIONAL ASSOCIATION, a national banking association having an office at 1185 Avenue of the Americas, New York, New York 10036 (the "Lender").

                             W I T N E S S E T H :

    WHEREAS, the Borrower has requested and the Lender has agreed to make available a revolving credit facility to the Borrower on the terms and conditions set forth herein.

    NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE 1. DEFINITIONS AND ACCOUNTING TERMS.

    SECTION 1.1.   DEFINITIONS.

         As used in this Agreement, the following terms shall have the following meanings:

         "ADDITIONAL COSTS" - as defined in Section 2.14.

         "ADJUSTED COST" - the Original Equipment Cost, less the actual amount
                                                        ----
of any dealer reserve, holdbacks, security deposits, advance payments and discounts to the Borrower.

         "AFFILIATE" - as to any Person, any other Person which directly or indirectly Controls, or is under common Control with, or is Controlled by, such Person; provided that (i) any Person which owns directly or indirectly 5% or
        --------
more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person), in each case with respect to any corporation or other Person with a class of securities registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or 10% or more of such securities or partnership or other ownership interests, with respect to any corporation or other Person which does not have a class of securities registered under the Exchange Act, will be deemed to Control such corporation or other Person and (ii) each stockholder, director and officer of the Borrower shall be deemed to be an Affiliate of the Borrower.

         "AGREEMENT" - this Agreement, as the same may, from time to time, be amended, supplemented or modified.

         "ALLOWANCE FOR DOUBTFUL ACCOUNTS" - the allowance made by the Borrower for Leases more than 180 days past due, or for which, in accordance with GAAP, are deemed doubtful or uncollectible accounts.

         "ASSIGNMENT" - as defined in Section 9.1.

         "ASSIGNMENT OF LEASES" - as defined in Section 2.15(a)(ii).

         "BORROWING BASE" - as at the date of any determination thereof, an amount equal to the sum of the Eligible Contract Value of all Eligible Contracts financed by Revolving Loans. Determination of the amount of Revolving Credit Loan Borrowing Base shall be made on a lease by lease basis but shall be comprised of the aggregate of all such calculations as of the date of any determination thereof, provided, that in no event will any such advance (x) exceed 100% of the Adjusted Cost of the pertinent Equipment or (y) be made with respect to an otherwise Eligible Contract unless such Contract is subject to a written financing commitment issued by a third party acceptable to the Lender.

         "BORROWING BASE REPORT" - as defined in Section 5.5.

         "BORROWING DATE" - the Business Day specified in a Notice delivered pursuant to Section 2.2 as the date on which the Borrower requests the Lender to make a Loan.

         "BORROWING RATE" - LIBOR plus 1.85% in the case of LIBOR Loans, Cost of Funds plus 1.85% in the case of Cost of Funds Loans and the Prime Rate in the case of Fluctuating Rate Loans, as such LIBOR Loans and/or Fluctuating Rate Loans are selected in accordance with Section 2.2 hereof.

         "BUSINESS DAY" - a day other than a Saturday, Sunday or other day on which commercial banks in New York are required or permitted by law to remain closed, except that "Business Day" in the context of a specific city shall mean any date on which commercial banks are open for business in that city.

         "CHANGE OF CONTROL" - (i) should Paul Gass or John Colton cease (whether due to retirement, disability, death or otherwise) to hold the office, serve in the capacity or exercise the managerial policy-making responsibilities which on the date hereof he now holds, serves in or exercises with or on behalf of the Borrower and within thirty days of such cessation the Borrower has not employed a replacement officer selected by the Borrower and reasonably satisfactory to the Lender, or (ii) Paul Gass and John Colton shall collectively cease to own beneficially and of record, in the aggregate, at least 10% of the issued and outstanding capital stock of the Borrower having ordinary voting power for the election of directors of the Borrower, whether on a fully diluted basis or otherwise.

         "CODE" - the Internal Revenue Code of 1986, as it may be amended from time to time, and any successor statute.

         "COLLATERAL" - as defined in the Security Documents.

         "COMMITMENT" - the Commitment of the Lender hereunder to make Revolving Credit Loans pursuant to the loan facility provided under this Agreement upon the terms and subject to the conditions of this Agreement up to an aggregate principal amount of such Loans, at any time outstanding, of $15,000,000, which Commitment shall, subject to the terms of Section 2.13 and Article 8, terminate on the Commitment Termination Date.

         "COMMITMENT FEE" - shall have the meaning given thereto in Section 2.5.

         "COMMITMENT TERMINATION DATE" - the Business Day immediately preceding the first anniversary of the date hereof, unless extended pursuant to Section 2.13.

         "COMPLIANCE CERTIFICATE" - as defined in Section 4.2.

         "CONTROL" OR "CONTROLLED BY" - as to any Person, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or partnership or other ownership interests, by contract or otherwise.

         "CONTROLLED GROUP" - all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under
Section 414(b), 414(c) or 414(m) of the Internal Revenue Code of 1986, as amended, and Section 4001(a)(2) of ERISA.

         "COST OF FUNDS" - the per annum rate of interest which the Lender is required to pay, or is offering to pay, for wholesale liabilities, adjusted for reserve requirements and such other requirements as may be imposed by federal, state or local government and regulatory agencies, as determined by the Lender.

         "COST OF FUNDS LOANS" - shall mean Loans hereunder that bear interest for the Interest Period applicable thereto at a rate of interest based upon the Costs of Funds.

         "CREDIT PERIOD" - as defined in Section 2.1.

         "DEBT INSTRUMENT" - as defined in Section 8.4.

         "DEFAULT" - an event which with notice or lapse of time or both would constitute an Event of Default.

         "DEFAULTED LEASE RECEIVABLES" - the aggregate of the fixed rentals remaining to be paid under Leases (i) where all or any portion of the payments due thereunder are past due for more than 120 days, or (ii) that have been deemed not collectable (or are subject to actual repossession activities) by the Borrower, or (iii) that should be deemed not collectable in accordance with the Borrower's credit and collection policy.

         "DELINQUENCY" or "DELINQUENCIES" - as of any date, the ratio of (i) Lease Receivables for Owned Leases and Managed Leases collectively which are past due for more than 30 days, divided by (ii) Net Lease Receivables for Owned Leases and Managed Leases collectively.

         "DOLLARS" - and "$" - lawful money of the United States of America.

         "ELIGIBLE CONTRACT" - a Lease:

         (a)  Which is in full force and effect;

         (b)  The lessor under which is the Borrower;

         (c) Which is fully assignable by the lessor thereunder and which has been assigned by the Borrower to the Lender pursuant to the terms of the Loan Documents;

         (d) Which is non-cancellable and provides that the lessee's obligations thereunder are absolute and unconditional, which obligations are not, pursuant to the terms of such contract, subject to contingencies, defense, deduction, set-off or claim, and as to which no defenses, set-offs, claims or counterclaims exist or have been asserted by the lessee or anyone on its behalf;

         (e) Which is not subject to any Lien other than Permitted Liens and other than the Lien in favor of the Lender, and in which the Lender has a duly perfected first priority security interest under the UCC;

         (f) The lessee under which has not filed a petition for bankruptcy or any other petition for relief under the U.S. Bankruptcy Code or any other bankruptcy or insolvency law or made an assignment for the benefit of creditors, nor has any petition or other application for relief under the U.S. Bankruptcy Code or any other bankruptcy or insolvency law been filed against such lessee, nor has such lessee so filed, suspended its business operations, become insolvent, or suffered a receiver or a trustee to be appointed for any of its assets or affairs;

         (g) Which has not been amended, modified or supplemented other than to include upgrades of Equipment or increase the number of units leased (and accordingly the aggregate amount of rentals payable) thereunder, nor have any rights of the lessor thereunder been waived, except in each case to the extent approved by the Lender in writing;

         (h) Under which no payment is more than 60 days past due beyond the payment date therefor set forth in the Lease or schedule thereto;

         (i)  Under which no default has occurred;

         (j)  Which covers Eligible Equipment;

         (k) Which, at the date of inclusion thereof in the Borrowing Base, shall have a remaining term of not more than eighty-four (84) months;

         (l) Which is with a Person which is not an Affiliate of the Borrower or Controlled by an Affiliate of the Borrower;

         (m)  The lessee under which is not located outside the United States;
              and

         (n) Which is a net lease and the lessee thereunder is responsible for all payments in connection there-
              with, including, but not limited to, payment of all taxes, insurance and maintenance expenses, provided, that the Borrower
                                                  --------
              may be responsible for maintenance of Equipment under such Lease if such obligation of the Borrower shall, pursuant to the terms of such Lease, expressly be made independent of, and not limit or in any way affect, the provisions of the Lease (and the obligations of the lessee) described in paragraph (d) of this definition.

         "ELIGIBLE CONTRACT VALUE" - with respect to each Eligible Contract, the lesser of (i) ninety-two (92%) percent of the Net Present Value of Fixed Rentals remaining to be paid under such Eligible Contract or (ii) one hundred (100%) percent of the Adjusted Cost of the Equipment subject to such Eligible Contract.

         "ELIGIBLE EQUIPMENT" - Equipment:

         (a) Which is not subject to any Lien other than Permitted Liens and the Lien in favor of the Lender, and in which the Lender has a duly perfected first priority security interest under the UCC or other similar law (subject to the provisions of Section 4.2(c));

         (b) Which is to be used in the ordinary course of business by the Borrower's lessees;

         (c) Which is insured by either the Borrower in accordance with current practice or the lessee thereof in accordance with industry standards and in amounts satisfactory to the Lender;

         (d) Which is in good working order and condition and can readily be sold, rented or leased;

         (e)  Which is located within the United States;

         (f) Which the Borrower has good and marketable title or in which it has a first priority security interest which is assignable;

         (g)  Which is acceptable to the Lender in all respects; and

         (h)  Which is subject to an Eligible Contract.

         "EQUIPMENT" - as defined in the UCC, (a) to which the Borrower has good and marketable title or has a first priority perfected security interest which has been assigned to the Lender and (b) which is not deemed a fixture (unless a fixture filing and landlord waiver has been obtained) or consumer good as such terms are defined in the UCC.

         "ERISA" - the Employee Retirement Income Security Act of 1974, as it may be amended from time to time, and the regulations thereunder.

         "EVENT(S) OF DEFAULT" - as defined in Article 8.

         "FINAL MATURITY DATE" - the Business Day immediately preceding the first anniversary of the date hereof, unless extended pursuant to Section 2.13.

         "FINANCIAL STATEMENTS" - the more recent of (a) the audited balance sheet and statements of income and retained earnings and of cash flows of the Borrower as at and for the fiscal year ended June 30, 1997 or (b) the most recent financial statements delivered by the Borrower to the Lender pursuant to Sections 5.1, 5.2 and 5.3.

         "FIXED RATE LOAN" - any LIBOR Loan or Cost of Funds Loan.

         "FIXED RATE LOANS" - collectively LIBOR Loans and Cost of Funds Loans.

         "FLUCTUATING RATE LOANS" - Loans hereunder that bear interest at a rate of interest based upon the Prime Rate plus the applicable margin, if indicated.

         "GAAP" - generally accepted accounting principles, in effect from time to time in the United States, consistently applied, provided that for the purposes of Sections 5.1, 5.2 and 5.3 and the definitions used therein, "GAAP" shall mean generally accepted accounting principles in effect on the date hereof and consistent with those used in the preparation of the financial statements delivered pursuant to Section 4.1(g)(i)(a).

         "INDEBTEDNESS" - with respect to any Person, all (i) liabilities or obligations, direct and contingent, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person at the date as of which Indebtedness is to be determined, including, without limitation, lease obligations required to be shown as a liability on the balance sheet of the lessee in accordance with GAAP;
(ii) liabilities or obligations of others for which such Person is directly or indirectly liable, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (iii) liabilities or obligations secured by liens on any assets of such Person, whether or not such liabilities or obligations shall have been assumed by it;
(iv) non-cancellable liabilities under all operating leases and (v) liabilities or obligations of such Person, direct or contingent, with respect to letters of credit issued for the account of such Person and bankers' acceptances credited for such Person.

         "INTEREST PERIOD" - any period during which a Loan bears interest at a fixed rate as elected by the Borrower in accordance with the terms of this Agreement.

         (a) If any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day unless such Interest Period is with respect to a LIBOR Loan and the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day.

         (b)  No Interest Period shall extend beyond the Maturity Date.

         "INVESTMENT" - any investment in any Person by means of purchase of shares of stock or Indebtedness, capital contribution, loan, advance or guarantee, or any acquisition of all or any part of the business or assets of any Person, or any commitment or option to make any Investment.

         "IRS" - Internal Revenue Service.

         "LATEST BALANCE SHEET" - as defined in Section 3.10.

         "LEASE" - any lease agreement or rental contract (including any and all schedules, supplements and amendments thereon and modifications thereof) entered into by the Borrower as lessor with respect to Equipment.

         "LEASE RECEIVABLES" - Fixed rentals remaining to be paid under Leases.

         "LENDER" - Fleet Bank N.A., any of its permitted successors and assigns pursuant to Section 9.1, and any other financial institutions which may hereafter become a "Lender" under this Agreement pursuant to Section 9.1.

         "LEVERAGE RATIO" - as of any date, the ratio of (i) Total Liabilities, plus any recourse portion of limited recourse Indebtedness, minus Subordinated
----                                                        -----
Debt to (ii) Tangible Capital Funds.

         "LIBOR" - as applicable to any LIBOR Loan, the rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent) as determined on the basis of the offered rates for deposits in U.S. dollars, for a period of time comparable to such LIBOR Loan which appears on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two London Business Days preceding the first day of such LIBOR Loan; provided, however, if the rate described above does not appear on the Telerate System on any applicable interest determination date, the LIBOR rate shall be the rate (rounded upwards as described above, if necessary) for deposits in dollars for a period substantially equal to the interest period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London Time), on the day that is two (2) London Business Days prior to the beginning of such interest period.

    If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in U.S. dollars for a period of time comparable to such LIBOR Loan which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Business Days preceding the first day of such LIBOR Loan as selected by the Lender. The principal London office of each of the four major London banks will be requested to provide a quotation of its U.S. dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in U.S. dollars to leading European banks for a period of time comparable to such LIBOR Loan offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two London Business Days preceding the first day of such LIBOR Loan. In the event that the Lender is unable to obtain any such quotation as provided above, it will be deemed that LIBOR pursuant to a LIBOR Loan cannot be determined.

    In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of the Lender then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus such Reserve Percentage.

         "LIBOR LOANS" - Loans hereunder that bear interest for the Interest Period applicable thereto at a rate of interest based upon LIBOR.

         "LIEN" - any mortgage, deed of trust, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature of a grant of a security interest or lien), and the filing of or agreement to give any financing statement under the UCC or similar law of any jurisdiction.

         "LOAN" AND "LOANS" - individually, a Revolving Credit Loan and collectively, the Revolving Credit Loan(s).

         "LOAN DOCUMENTS" - this Agreement, the Notes, the Security Documents, and all other documents executed and delivered in connection herewith or therewith, including all amendments, modifications and supplements of or to all such documents.

         "MANAGED LEASES" - means Leases that have been sold or transferred by the Borrower either on a non-recourse basis, through a securitization program or otherwise, where the servicing of such Leases has been retained by the Borrower.

         "MATURITY DATE" - the Maturity Date of all Revolving Credit Loans shall be the Commitment Termination Date.

         "MAXIMUM LEASE TERM" - with respect to Eligible Contracts with an Eligible Contract Value not in excess of 15% of the amount of the Commitment, eighty-four (84) months.

         "NET INCOME" - the net income (but not loss or deficit) of the Borrower, determined in accordance with GAAP; provided, however, that Net Income
                                              --------  -------
shall not include amounts added to such net income (or deficit) in respect of the write-up of any asset.

         "NET LEASE RECEIVABLES" - Lease Receivables minus advance payments, security deposits, dealer holdbacks and similar items.

         "NET PRESENT VALUE" - the amount of all fixed, periodic basic rental payments (excluding any residual payments) under an Eligible Contract, discounted to present value by the Prime Rate as such Prime Rate is in effect from time to time. All present value calculations shall be made using a 30-day month and a 360-day year.

         "NON-RECOURSE INDEBTEDNESS" - Indebtedness of the Borrower for which the remedy for nonpayment or non-performance of any obligation or any default (other than for breach of standard representations and warranties) in respect thereof is strictly and absolutely limited to any collateral securing such Indebtedness and in respect of which the Borrower is not subject to any personal liability.

         "NOTE" - the Revolving Credit Note and any note(s) issued in substitution or replacement thereof.

         "NOTICE" as defined in Section 2.2.

         "OBLIGATIONS" - as defined in Section 2.15(a).

         "ORIGINAL EQUIPMENT COST" - the purchase price to the Borrower for any Equipment as invoiced by the supplier thereof, less any manufacturer discounts, rebates or similar items.

         "OWNED LEASES" - all Leases other than Managed Leases.

         "PARTICIPANT" - as defined in Section 9.2.

         "PARTICIPATION" - as defined in Section 9.2.

         "PBGC" - the Pension Benefit Guaranty Corporation or its successor.

         "PERMITTED LENDERS" - as defined in Section 7.1.

         "PERMITTED LIENS" - (i) liens or charges for current taxes, assessments or other governmental charges other than those arising from income taxes (A) which are not yet due and payable or (B) the validity of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof and which are in respect of claims for current taxes, assessments, or other governmental charges not exceeding an aggregate amount of $250,000; (ii) Liens or charges not exceeding an aggregate amount of $250,000, incurred in the ordinary course of business of the Borrower in connection with workers' compensation, unemployment insurance, social security or other forms of governmental insurance or benefits, or to secure performance of statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds; (iii) Liens of attachment and judgment respecting claims, the validity of which is being contested in good faith by appropriate proceedings upon stay of execution of the enforcement thereof which shall be vacated or bonded (and continues to be bonded) within 30 days after the date of attachment or perfection thereof; and (iv) mechanic's, materialmen's, warehousemen's or other similar liens arising in the ordinary course of Borrower's business which either
(A) are inchoate and relate to an obligation which is not yet due and payable, or (B) are being contested in good faith and which are in respect of mechanics', materialmen's, or other similar charges for which adequate reserves have been set aside on the books of the Borrower in accordance with GAAP, consistently applied.

         "PERSON" - an individual, a corporation, a partnership, a joint venture, a limited liability company or partnership, a trust or unincorporated organization, a joint stock company or other similar organization, a government or any political subdivision thereof, a court, or any other legal entity, whether acting in an individual, fiduciary or other capacity.

         "PLAN" - an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by the Borrower or any member of the Controlled Group for employees of the Borrower, or by the Borrower for any other member of such Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which the Borrower or any member of the Controlled Group is then making or accruing obligations to make contributions or has within the preceding five plan years made contributions.

         "POST-DEFAULT RATE" - (i) in respect of the principal amount of any Loans not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such Loans are paid in full equal to the Borrowing Rate for such Loans plus two (2%) percent (provided, that, with respect to Fixed Rate Loans, such rate shall apply until the last day of the Interest Period thereof, at which time and until paid in full, the Post-Default Rate shall be the Post-Default Rate that would be applicable to Fluctuating Rate Loans) and (ii) in respect of all other amounts payable by the Borrower hereunder not paid when due (whether at stated maturity, by acceleration or otherwise), a rate per annum during the period commencing on the due date until such other amounts are paid in full equal to the Prime Rate plus two (2%) percent, as in effect from time to time in each such case, to the extent permitted by applicable law.

         "PRIME RATE" - the variable per annum rate of interest so designated from time to time by the Lender as its prime rate. Each change in any interest rate provided for herein based upon the Prime Rate resulting from a change in the Prime Rate shall take effect at the time of such change in the Prime Rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged by the Lender to any customer.

         "PURCHASE MONEY SECURITY INTEREST" - as defined in Section 7.2.

         "REGULATION D" - Regulation D of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

         "REGULATORY CHANGE" - any change after the date of this Agreement in foreign or United States federal, state or local laws or regulations (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks including any of the Lenders of or under any foreign or United States federal, state, or local laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof.

         "RESERVE COVERAGE" - as of any date, the ratio of the Allowance for Doubtful Accounts to Net Lease Receivables.

         "REVOLVING CREDIT LOANS" - revolving credit loans made by the Lender during the Credit Period pursuant to Section 2.1(a).

         "REVOLVING CREDIT NOTE" - as defined in Section 2.9(a).

         "SECURITY AGREEMENT" - as defined in Section 2.15(a)(i).

         "SECURITY DOCUMENTS" - as defined in Section 2.15(a)(iv).

         "SOLVENT" - with respect to any Person, means that (i) the fair value of all of such Person's properties and assets is in excess of the total amount of its Indebtedness; (ii) it is able to pay its debts as they mature; (iii) it does not have unreasonably small capital for the business in which it is engaged or for any business or transaction in which it is about to engage; and (iv) it is not "insolvent" as such term is defined in Section 101(31) of Title 11 of the United States Code, 11 U.S.C. Section 101, et seq.
                                           -- ---

         "SUBORDINATED DEBT" - Indebtedness owing by the Borrower to any Person completely subordinated to all of the Borrower's Obligations to the Lender on terms satisfactory to the Lender.

         "SUBSIDIARY" - shall mean as to any Person, a corporation or other Person of which shares of stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation or other Person are at the time owned, directly or indirectly through one or more intermediaries, by such Person. Unless the context otherwise requires, references herein to Subsidiary shall mean a Subsidiary of the Borrower.

         "TANGIBLE CAPITAL FUNDS" - Tangible Net Worth plus Subordinated Debt.

         "TANGIBLE NET WORTH" - the sum of (a) preferred stock, (b) common stock, (c) additional paid-in capital and (d) retained earnings (or less any
                                                                    ----
accumulated deficit, if applicable), less the sum of (x) deferred financing
                                     ----
fees, initial direct costs, prepaid expenses, goodwill and other intangible assets, (y) treasury stock and (z) loans, advances or other extensions of credit to Affiliates, employees and stockholders, all as determined in accordance with GAAP.

         "TOTAL LIABILITIES" - the Indebtedness (excluding Non-Recourse Indebtedness) of the Borrower, determined in accordance with GAAP.

         "UNUSED COMMITMENT" - as of any date, the difference, if any, between
(i) the amount of the Commitment in effect on such date, and (ii) the then aggregate outstanding principal amount of all Revolving Credit Loans made by the Lender hereunder.

         "UCC" - the Uniform Commercial Code as enacted in any state of the United States or in the District of Columbia or the United States Virgin Islands insofar as any such statute, as in effect from time to time, may be relevant to the creation, perfection, continuation and enforcement of Liens on Collateral.

         "WELFARE PLAN" - an employee welfare benefit Plan, as defined in
Section 3(1) of ERISA.

    SECTION 1.2.   ACCOUNTING TERMS.

         Any accounting terms used in this Agreement which are not specifically defined herein shall have the meanings customarily given thereto in accordance with GAAP, consistently applied. The Borrower shall deliver to the Lenders at the same time as the delivery of any annual, quarterly or monthly financial statement under Section 5.1, 5.2 or 5.3 (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements and
(ii) reasonable estimates of the differences between such statements arising as a consequence thereof; provided, however, that any such material variation must have been pursuant to the prior written consent of the Lender.

    SECTION 1.3.   OTHER TERMS.

         Any references herein to exhibits, schedules, sections or articles are references to exhibits, schedules, sections or articles of this Agreement, unless otherwise specified. Wherever appropriate in the context, terms used herein in the singular also include the plural, and vice versa, and each masculine, feminine or neuter pronoun shall also include the other genders.

ARTICLE 2.    COMMITMENT, LOANS AND COLLATERAL

    SECTION 2.1.   LOANS.

         (a) Subject to the terms and conditions of this Agreement, the Lender hereby agrees, on the terms and subject to the conditions of this Agreement, to make Revolving Credit Loans to the Borrower on any Business Day during the period (the "Credit Period") from the date hereof to and including the Commitment Termination Date in an aggregate principal amount at any one time outstanding up to the Lender's Commitment; provided, however, that no Revolving
                                           --------  -------
Credit Loan shall be made hereunder if, after giving effect thereto, the aggregate outstanding principal amount of all Revolving Credit Loans would exceed the lesser of (x) the amount of the Revolving Credit Borrowing Base or
(y) the Commitment.

         (b) Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow amounts in respect of the Revolving Credit Loans available under the Commitment during the Credit Period.

         (c) All Revolving Credit Loans shall be due and payable in full on the Commitment Termination Date, subject to prior payment thereof as required pursuant to Section 2.6.

         (d) The Borrower shall not be permitted to reduce the amount of the Commitment prior to the Commitment Termination Date.

    SECTION 2.2. PROCEDURE FOR BORROWINGS; CONTINUATIONS AND CONVERSIONS

    (a) Subject to the terms and conditions of this Agreement, the Borrower may borrow under the Commitment until the Commitment Termination Date on any Business Day by giving the Lender irrevocable notice in the form of Exhibit A hereto (a "Notice") of each prepayment and of each request for a Loan hereunder
(i) in the case of prepayments at least three Business Days before the date of such prepayment designated in such Notice setting forth the amount of the such prepayment and the date of such prepayment (which shall be a Business Day) and
(ii) in the case of Loan requests (which shall include continuations and conversions of Loans) (A) in the case of LIBOR Loans three Business Days before a proposed borrowing or continuation or conversion and (B) in the case of Cost of Funds Loans and Fluctuating Rate Loans not less than one nor more than five Business Days before a proposed borrowing, setting forth (w) the amount of the Loan requested, which shall not be less than $250,000, (x) the requested borrowing date or Interest Period commencement date, as the case may be, (y) whether the borrowing or Interest Period is to be for a LIBOR Loan, Cost of Funds Loan, Fluctuating Rate Loan or a combination thereof, and (z) if entirely or partially a Fixed Rate Loan, the length of the Interest Period therefor, which shall be one, two or three months in the case of LIBOR Loans and 1 week, 2 weeks or 30, 60 or 90 days in the case of Cost of Funds Loans. As used in this
Section 2.2, "conversion" shall mean the conversion from one interest rate to another interest rate as more fully described in this Agreement. Such Notice shall be written (including, without limitation, via facsimile transmission) and shall be sufficient if received by l p.m. on the date on which such notice is to be given. Unless notification is otherwise furnished by the Borrower to the Lender (in a manner consistent with the requirements of this Section), Loans will be made by credits to the Borrower's demand deposit account maintained with the Lender. If the Borrower furnishes such notice but no election is made as to the type of Loan or the Interest Period to be applicable thereto, the Loan will automatically then be made as a Fluctuating Rate Loan until such required information is furnished pursuant to the terms hereof.

    (b) The Borrower shall have the right at any time on prior irrevocable written or telex Notice to the Lender as specified in this Agreement (i) to continue any Loan into a subsequent Interest Period, (ii) to convert any Fixed Rate Loan into a Fluctuating Rate Loan, and (iii) to convert any Fluctuating Rate Loan into a Fixed Rate Loan (specifying the Interest Period to be applicable thereto), subject to the following:

         (a) in the case of a conversion of less than all of the outstanding Loans, the aggregate principal amount of Loans converted shall not be less than $250,000 and shall be an integral multiple thereof;

         (b) no Fixed Rate Loan shall be converted at any time other than at the end of an Interest Period applicable thereto; and

         (c) any portion of a Loan maturing or required to be prepaid in less than one month may not be converted into or continued as a Fixed Rate Loan.

 In the event that the Borrower shall not give notice to continue any Fixed Rate Loan into a subsequent Interest Period or convert any such Loan into a Loan of another type, on the last day of the Interest Period thereof, such Loan (unless prepaid) shall automatically be converted into a Fluctuating Rate Loan. The Interest Period applicable to any Fixed Rate Loan resulting from a conversion or continuation shall be specified by the Borrower in the irrevocable Notice delivered by the Borrower pursuant to Section 2.2(a); provided, however, that,
                                                      --------  -------
if such Notice does not specify either the type of Loan or the Interest Period to be applicable thereto, the Loan shall automatically be converted into, or continued as, as the case may be, a Fluctuating Rate Loan until such required Notice is furnished pursuant to the terms hereof. Notwithstanding anything to the contrary contained above, if an Event of Default shall have occurred and is continuing, no Fixed Rate Loan may be continued into a subsequent Interest Period and no Fluctuating Rate Loan may be converted into a Fixed Rate Loan.

    SECTION 2.3. BORROWING COMPUTATION.

         Each Notice shall be accompanied by (i) a Borrowing Base Report, calculated as of the date of, and giving effect to, the Revolving Credit Loan requested in such Notice; and (ii) a Compliance Certificate.

    SECTION 2.4. BORROWINGS.

         (a) Subject to the limitations set forth in Section 2.1 hereof, upon the satisfaction by the Borrower of the applicable conditions set forth in
Article 4 hereof and Sections 2.2 and 2.3 above, and provided that the Eligible Contracts and Eligible Equipment relating to a requested Revolving Credit Loan shall be "Eligible" within the parameters of the eligibility definition set forth in this Agreement with respect thereto, on each Borrowing Date, the Lender shall make the Revolving Credit Loan requested by the Borrower on the applicable Borrowing Date.

         (b) On each Borrowing Date, the Lender shall make available the amount of the Revolving Credit Loan to be made by it no later than 11:00 A.M. New York City time, on such date, in immediately available funds, which the Lender shall pay over to the Borrower, upon the Lender's receipt of the documents and satisfaction of the conditions required under Article 4 with respect to such Revolving Credit Loan, (i) to an account designated by the Borrower or (ii) on instructions from the Borrower to the Lender in the Notice related to such Revolving Credit Loan, by transmitting such amount to the Borrower or such Person or entity as the Borrower shall have designated in such Notice.

    SECTION 2.5. FACILITY FEE; COMMITMENT FEE.

         (a) Facility Fee - The Borrower shall pay to the Lender a facility fee
             ------------
of $15,000.00 (the "Facility Fee") upon the execution of this Agreement.

         (b) Commitment Fee - The Borrower shall pay to the Lender, a commitment
             --------------
fee (the "Commitment Fee") on the entire amount of the Lender's Unused Commitment for the period beginning November 21, 1998 to and including the earlier of the date the Commitment is terminated pursuant to Article 8 hereof or the Commitment Termination Date, at a rate per annum of one quarter of one (1/4%) percent. The Commitment Fee shall be payable quarterly in arrears on the first Business Day of each June, September, December and March and on the date the Commitment is terminated pursuant to Article 8 hereof, the first such payment to be on the first Business Day of December, 1998.

    SECTION 2.6. BORROWING BASE; PREPAYMENTS.

         (a) At no time shall the aggregate principal amount of the Revolving Credit Loans outstanding exceed the amount of the Borrowing Base. In the event that for any reason, including, without limitation, sale of Equipment, any Equipment or Leases become ineligible within the meaning of the definitions in this Agreement of "Eligible Equipment", or "Eligible Contracts," collection of payments under an Eligible Contract, the aggregate outstanding principal amount of the Revolving Credit Loans exceeds the Borrowing Base, the Borrower shall prepay the Revolving Credit Loans within five (5) Business Days after the first day there exists such excess, in an amount sufficient to reduce the sum of the aggregate principal amount of the Revolving Credit Loans to an amount not greater than the Borrowing Base. Together with each such prepayment, if applicable, the Borrower shall also pay any amount required pursuant to Section 2.18.

         (b) Subject to the delivery of a Notice pursuant to Section 2.2, without premium or penalty, but subject to the provisions of Section 2.18, the Borrower shall have the right to prepay any Revolving Credit Loan at any time and from time to time in whole or in part; provided, however, that any such
                                           --------  -------
prepayment (other than a prepayment pursuant to Section 2.6(a)) shall be in an amount not less than such amounts as provided in Section 2.12 hereof.

    SECTION 2.7. USE OF PROCEEDS OF LOANS.

         The proceeds of each Revolving Credit Loan shall be used by the Borrower solely to finance the purchase of Eligible Equipment subject to Eligible Contracts and for no other purpose whatsoever.

    SECTION 2.8. INTEREST.

         (a) Subject to subsection (b) below, the Borrower shall pay to the Lender interest on the unpaid principal amount of each Revolving Credit Loan for the period commencing on the date of such Loan until such Loan shall be paid in full at the Borrowing Rate applicable to such Loan.

         (b) Notwithstanding the foregoing, the Borrower shall pay interest at the applicable Post-Default Rate on any Revolving Loan and on any other amount payable by the Borrower hereunder and under any other Loan Document (including interest to the extent permitted by law) which shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise) for the period commencing on the due date thereof to and including the date on which the same is paid in full.

         (c) Except as provided in the following sentence, accrued interest on each Revolving Credit Loan shall be payable monthly in arrears on the 15th day of each month, commencing on the first month immediately following the date of the making of such Loan and continuing on the 15th day of each month thereafter, until the maturity of such Loan or the payment or prepayment thereof in full. Interest which is payable at a Post-Default Rate shall be payable from time to time on demand of the Lender.

         (d) All agreements between the Borrower and the Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to the Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof provided, however, that in the event there is a change in the law which results in a higher permissible rate of interest, then the Loan Documents shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and the Lender in the execution, delivery and acceptance of this Agreement to contract in strict compliance with the laws of the State of New York from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents at the time of performance of such provision shall be due, shall involve transcending the limit of such validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limits of such validity, and if under or from circumstances whatsoever the Lender should ever receive as interest and amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced by a Note (in such manner as the Lender may determine in its sole discretion) and not to the payment of interest. This provision shall control every other provision of all agreements between the Borrower and the Lender. Any such payments of interest which are not made as a result of the limitation referred to in the preceding sentence shall be made by the Borrower to the Lender, if at all, on the earliest interest payment date or dates on which the receipt thereof would be permissible under the laws applicable to the Lender limiting rates of interest which may be charged or collected by such Lender.

    SECTION 2.9. NOTE.

         (a) The Revolving Credit Loans made by the Lender shall be evidenced by a single promissory note made by the Borrower and payable to the order of the Lender in a principal amount equal to the Commitment and otherwise duly completed, in substantially the form of Exhibit B hereto (the "Revolving Credit Note") and representing the obligation of the Borrower to pay the lesser of (a) the amount of the Commitment or, (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower, with interest thereon as hereinafter prescribed. The Revolving Credit Note shall (i) be stated to mature on the Termination Date and (ii) bear interest with respect to the unpaid principal balance thereof from time to time outstanding at a rate per annum to be elected by the Borrower in accordance with the notice provisions set forth in Section 2.2 hereof, and in the case of Fixed Rate Loans for the Interest Period therein specified, equal to either (1) 1.85% in excess of LIBOR,
(2) 1.85% in excess of Cost of Funds, or (3) the Prime Rate (which interest rate will change when and as the Prime Rate changes). In all cases interest shall be computed on the basis of a 360-day year for actual days elapsed and shall be payable as provided in this Agreement. After any stated or accelerated maturity, the Revolving Credit Note shall bear interest at the rate set forth in this Agreement.

         (b) The Borrower hereby authorizes the Lender to make notations of all payments and prepayments made on account of the principal of the Revolving Credit Loans and interest thereon on the schedule attached to the Revolving Credit Note and such notations shall, in the absence of manifest error, be conclusive; provided, however, that any failure by the Lender to make any such
            --------  -------
notation shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Note in respect of the Revolving Credit Loans.

    SECTION 2.10. PAYMENTS.

         All payments of principal, interest, fees and other amounts payable by the Borrower hereunder shall be made in Dollars, in immediately available funds, to the Lender, at the office of the Lender set forth in Section 10.9 hereof no later than 11:00 A.M., New York City time, on the dates on which such payments shall become due. Subject to the provisions of subparagraph (a) in the definition of Interest Period set forth in Section 1.1 hereof, payments which are due on a day which is not a Business Day shall be payable on the first Business Day thereafter and interest shall continue to accrue, or shall be payable for any principal so extended, in each case for the period of such extension. Each such payment made after such time on such dates shall be deemed to have been made on the next succeeding Business Day and interest shall accrue thereon accordingly. All payments received by the Lender hereunder shall be applied first, to pay all fees, expenses and other amounts (other than principal and interest) then due and payable hereunder, second, to pay accrued and unpaid interest on the Loans and third, to repay the outstanding principal balance of the Loans. The Borrower hereby authorizes and directs the Lender to charge any account of the Borrower maintained at any office of the Lender for any such payments.

    SECTION 2.11. COMPUTATIONS.

         Interest on all Loans, the Commitment Fee and any other amounts payable hereunder or under the Notes or in connection herewith or therewith shall be computed on the basis of a 360-day year, 30-day month and actual days elapsed.

    SECTION 2.12. MINIMUM AMOUNTS OF BORROWINGS AND PREPAYMENTS.

         Except for borrowings which exhaust the full remaining amount of the Commitment or prepayments pursuant to Section

2.6(a), and except as otherwise expressly set forth in this Agreement, each borrowing and prepayment of a Loan shall be in a minimum amount of $250,000 (except those payments made to keep the Borrower in compliance with the Borrowing Base).

    SECTION 2.13. RENEWAL OF COMMITMENT; EXTENSION OF COMMITMENT TERMINATION
DATE.

         Upon (i) the written request of the Borrower to the Lender given at least sixty (60) but not more than ninety (90) days prior to the Commitment Termination Date and (ii) the written consent of the Lender (such consent to be given at the sole discretion of the Lender), the Commitment shall be renewed and the Commitment Termination Date shall be extended for successive one-year periods, provided no Default or Event of Default exists hereunder either at the date of receipt of such request or the Commitment Termination Date then in effect (without giving effect to the requested extension), and the Borrower shall certify to such effect to the Lender. The Lender shall within thirty (30) days after receipt of such notice, deliver written notice to the Borrower of its decision whether or not to renew the Commitment and extend the Commitment Termination Date. In the event the Lender has not given such notice within such thirty (30) day period, the Lender shall be deemed to have elected not to renew its Commitment and not to extend the Commitment Termination Date.

    2.14. REGULATORY CHANGES IN CAPITAL REQUIREMENTS. If any existing or future law, regulation or guideline or the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, imposes, modifies, deems applicable or results in the application of, any capital maintenance, capital ratio or similar requirement against loan commitments made by the Lender (or participations therein) or the Lender in anticipation of the effectiveness of any capital maintenance, capital ratio or similar requirement takes reasonable action to enable itself to comply therewith, and the result thereof is to impose upon the Lender or increase any capital requirement applicable as a result of the making or maintenance of the Commitment or participations therein (which imposition of or increase in capital requirements may be determined by the Lender's reasonable allocation of the aggregate of such capital impositions or increases) then, upon demand by the Lender, the Borrower shall immediately pay to the Lender from time to time as specified by the Lender additional commitment fees which shall be sufficient to compensate the Lender for such impositions of or increases in capital requirements, together with interest on each such amount from the date demanded until payment in full thereof at the Post Default Rate. A certificate setting forth in reasonable detail the amounts necessary to compensate the Lender as a result of an imposition of or increase in capital requirements submitted by the Lender to the Borrower shall be conclusive, absent manifest error or bad faith, as to the amount thereof. For purposes of this Section, (a) in calculating the amount necessary to compensate the Lender for any imposition of or increase in capital requirements, the Lender shall be deemed to be entitled to a rate of return on capital (after federal, state and local taxes) of fifteen per cent per annum, and (b) all references to the "Lender" shall be deemed to include any participant in the Commitment and any corporation controlling the Lender.

    SECTION 2.15. SECURITY.

    In order to secure the due payment and performance by the Borrower of all of the Indebtedness, liabilities and obligations of the Borrower to the Lender, whether now existing or hereafter arising, under this Agreement, the Note or any of the other Loan Documents, including, without limitation, the due and punctual payment of the principal of and the interest on the Note according to their terms and effect and all fees, costs and expenses from time to time payable to the Lender under the Loan Documents (all such Indebtedness, liabilities and obligations are hereinafter referred to, collectively, as the "Obligations"), the Borrower shall:

    (i) concurrently herewith, grant to the Lender, as secured party, a first Lien on all of the Borrower's Leases financed by the Lender or otherwise included in the Borrowing Base together with all Equipment covered by such Leases, all whether now owned or hereafter acquired, tangible and intangible, by the execution and delivery to the Lender of a security agreement concurrently herewith, in the form of Exhibit C hereto (the "Security Agreement");

    (ii) concurrently herewith, grant to the Lender, as secured party, in confirmation of the terms of the Security Agreement, a first Lien on and assign to the Lender all of the Borrower's right, title and interest in, to and under, all of the Borrower's Leases referred to in subparagraph 2.15(i) above, including all security deposits and additional collateral it receives from lessees under such Leases, by the execution and delivery to the Lender of an assignment of leases concurrently herewith, in the form of Exhibit D hereto (the "Assignment of Leases");

    (iii) pursuant to Article 4, file all UCC financing statements with respect to all Collateral under the Security Agreement, including, without limitation, all UCC financing statements required to assign to the Lender any Liens filed by the Borrower against lessees under such Leases referred to in this Section 2.15 and, subject to Section 6.8, stamp each file containing an original executed counterpart of each Lease of the Borrower with the legend required pursuant to Section 6.8.;

    (iv) execute and deliver or cause to be executed and delivered such other agreements, instruments and documents (including but not limited to assignments to the Lender of UCC-1 Financing Statements filed by the Borrower against lessees or sublessees under Leases) as the Lender may reasonably require in order to effect the purposes of the Security Agreement, the Assignment of Leases and this Agreement (the Security Agreement, the Assignment of Leases, UCC Financing Statements, and such other agreements, instruments and documents are referred to collectively as the "Security Documents").

    2.16. TERMINATION OR REDUCTION OF COMMITMENT. The Borrower shall have the right, upon not less than three Business Days' irrevocable written notice, to terminate the Commitment or, from time to time, to reduce the amount of the Commitment, provided that (a) any such reduction (i) shall be in the minimum
            --------
amount of $500,000 or a multiple thereof, (ii) shall reduce permanently the amount of the Commitment then in effect, and (iii) shall be accompanied by prepayment of the Revolving Credit Loans outstanding to the extent, if any, that the Loans then outstanding exceed the amount of the Commitment as then reduced, together with accrued interest on the amount so prepaid to and including the dates of each such prepayment and any amounts payable pursuant to Section 2.18 in connection therewith and the payment of any unpaid commitment fee then accrued hereunder, and (b) any such termination of the Commitment shall be accompanied by prepayment in full of the Revolving Credit Loans outstanding and together with accrued interest thereon to and including the date of prepayment and any amounts payable pursuant to Section 2.18 in connection therewith and the payment of any unpaid commitment fee then accrued hereunder.

    2.17. INCREASED COSTS. If the Lender determines in its sole reasonable discretion that the effect of any applicable law or government regulation, guideline or order or the interpretation thereof by any Governmental Authority charged with the administration thereof (such as, for example, a change in official reserve requirements which the Lender is required to maintain in respect of loans or deposits or other funds procured for funding such loans) is to increase the cost to the Lender of making or continuing Fixed Rate Loans hereunder or to reduce the amount of any payment of principal or interest receivable by the Lender thereon, then the Borrower will pay to the Lender on demand such additional amounts as the Lender may determine to be required to compensate the Lender for such additional costs or reduction. Any additional payment under this section will be computed from the effective date at which such additional costs have to be borne by the Lender. A certificate as to any additional amounts payable pursuant to this Section setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by the Lender set forth therein if made reasonably and in good faith. The Borrower shall pay any amounts so certified to it by the Lender within 10 days of receipt of any such certificate. For purposes of this Section, all references to the "Lender" shall be deemed to include any participant in the Commitment and/or loans.

    2.18. YIELD MAINTENANCE.  If, at any time (i) any Loan is a Fixed Rate
Loan, and (ii) the Lender in its reasonable discretion should determine that current market conditions can accommodate a prepayment request, the Borrower shall have the right at such time to prepay such Loan in whole (but not in part), and the Borrower shall pay to the Lender a yield maintenance fee in an amount computed as follows: The current rate for United States Treasury securities (bills on a discounted basis shall be converted to a bond equivalent) with a maturity date closest to the maturity date of the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made, shall be subtracted from the Cost of Funds component of the fixed rate in effect at the time of prepayment. If the result is zero or a negative number, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being prepaid. The resulting amount shall be divided by 360 and multiplied by the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made. Said amount shall be reduced to present value calculated by using the number of days remaining in the designated term and using the above-referenced United States Treasury security rate and the number of days remaining in the term chosen pursuant to the Fixed Rate Election as to which the prepayment is made. The resulting amount shall be the yield maintenance fee due to the Lender upon prepayment of the Fixed Rate Loan. Each reference in this paragraph to "Fixed Rate Election" shall mean the election by the Borrower pursuant to Section 2.2 of this Agreement.

If by reason of an Event of Default the Lender elects to declare any Loan to be immediately due and payable, then any yield maintenance fee with respect to such Loan shall become due and payable in the same manner as though the Borrower had exercised such right of prepayment.

A certificate as to any additional amounts payable pursuant to this Section setting forth the basis and method of determining such amounts shall be conclusive, absent manifest error, as to the determination by the Lender set forth therein if made reasonably and in good faith. The Borrower shall pay any amounts so certified to it by the Lender within 10 days of receipt of any such certificate. For purposes of this Section, all references to the "Lender" shall be deemed to include any participant in the Commitment and/or Loans.

    2.19. ALTERNATE RATE OF INTEREST. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a LIBOR Loan, the Lender shall have determined (i) that dollar deposits in the amount of the requested principal amount of such LIBOR Loan are not generally available in the London Interbank Market, (ii) that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to the Lender of making or maintaining such LIBOR Loan during such Interest Period, or (iii) that reasonable means do not exist for ascertaining the Adjusted Libor Rate, the Lender shall, as soon as practicable thereafter, give written or telex notice of such determination to the Borrower. In the event of any such determination, until the circumstances giving rise to such notice no longer exist, no LIBOR Loans will be made hereunder. Each determination by the Lender hereunder shall be conclusive absent manifest error. For purposes of this Section, all references to the "Lender" shall be deemed to include any participant in the Commitment and/or the Loans.

    2.20. CHANGE IN LEGALITY.

      (a) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for the Lender to make or maintain any LIBOR Loan, then, by written notice to the Borrower, the Lender may:

          (i) declare that LIBOR Loans will not thereafter be made by the Lender hereunder, whereupon the Borrower shall be prohibited from requesting LIBOR Loans from the Lender hereunder unless such declaration is subsequently withdrawn; and

          (ii) require that all outstanding LIBOR Loans made by it be converted to Fluctuating Rate Loans, in which event (x) all such LIBOR Loans shall be automatically converted to Fluctuating Rate Loans as of the effective date of such notice as provided in paragraph (b) below and (y) all payments and prepayments of principal which would otherwise have been applied to repay the converted LIBOR Loans shall instead be applied to repay the Fluctuating Rate Loans resulting from the conversion of such LIBOR Loans.

         (b) For purposes of this Section, (i) a notice to the Borrower by the Lender pursuant to paragraph (a) above shall be effective, if lawful, on the last day of the then current Interest Period; in all other cases, such notice shall be effective on the day of receipt by the Borrower and (ii) all references to the "Lender" shall be deemed to include any participant in the Commitment and/or the Loans.

ARTICLE 3. REPRESENTATION AND WARRANTIES

    The Borrower hereby represents and warrants to the Lender (which representations and warranties shall be deemed restated at and as of the date of the making of any Loans hereunder) that:

    SECTION 3.1. ORGANIZATION.

         (a) The Borrower is duly organized and validly existing under the laws of the State of Massachusetts and has the power to own its assets and to transact the business in which it is presently engaged and in which it proposes to be engaged, and to execute, deliver and perform its obligations under the Loan Documents. Schedule 3.1(a) annexed hereto accurately and completely lists the authorized and outstanding shares of capital stock of the Borrower and the ownership of such stock. All of the shares of the Borrower are validly issued and fully paid and nonassessable, and are owned free and clear of any Lien. Except as set forth on Schedule 3.1(a), there are not outstanding any warrants, options, contracts or commitments of any kind entitling any Person to purchase or otherwise acquire any shares of capital stock of the Borrower nor are there outstanding any securities which are convertible into or exchangeable for any shares of capital stock of the Borrower. Except as set forth on Schedule 3.1(a), the Borrower has no Subsidiaries.

         (b) The Borrower is in good standing in its state of incorporation and in each state in which it is qualified to do business. There are no jurisdictions other than as set forth on Schedule 3.1(b) hereto in which the character of the properties owned or proposed to be owned by the Borrower or in which the transaction of its business as now conducted or as proposed to be conducted requires or will require the Borrower to qualify to do business and as to which failure to so qualify could have a material adverse effect on its business, operations, financial condition or properties or on the interest of the Lender in the Collateral.

    SECTION 3.2. POWER, AUTHORITY, CONSENTS.

         The Borrower has power to execute, deliver and perform the Loan Documents to be executed by it, the Borrower has taken all necessary action (corporate or otherwise) to authorize the borrowing hereunder on the terms and conditions of this Agreement and the Borrower has taken all necessary action (corporate or otherwise) to authorize the execution, delivery and performance of the Loan Documents. No consent or approval of any Person (including, without limitation, any stockholder of the Borrower), no consent or approval of any landlord or mortgagee, no waiver of any Lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency, is or will be required in connection with the execution, delivery or performance by either of the Loan Parties, or the validity, enforcement or priority, of the Loan Documents (or any Lien created and granted thereunder).

    SECTION 3.3. NO VIOLATION OF LAW OR AGREEMENTS.

         The execution, delivery and performance by the Loan Parties of the Loan Documents will not (i) materially violate or conflict with any provision of law or any rule or regulation to which the Loan Parties or their assets or properties are subject, (ii) materially violate or conflict with any provision of the Certificate of Incorporation or by-laws of the Borrower, (iii) materially violate or conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which either Loan Party is a party, or by which either of them is bound or any of their respective properties or assets is affected, or (iv) result in the imposition of any Lien of any nature whatsoever upon any of the properties or assets owned by or used in connection with the business of the Borrower, except for the Liens created and granted or permitted pursuant to the Security Documents.

    SECTION 3.4. DUE EXECUTION, VALIDITY, ENFORCEABILITY.

         This Agreement and each of the other Loan Documents has been duly executed and delivered by Borrower, as applicable, and each constitutes a valid and legally binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

    SECTION 3.5. PROPERTIES, PRIORITY OF LIENS.

         The Leases and the Equipment covered by the Leases are owned by the Borrower free and clear of any Lien of any nature whatsoever, except as provided for in the Security Documents to be executed and delivered pursuant hereto, the Liens listed on Schedule 3.5 hereto and Permitted Liens. The Liens which have, simultaneously with the execution and delivery of this Agreement and the consummation of the initial Loans, been created and granted by the Security Documents constitute valid perfected first priority Liens on the Collateral, subject to no prior or equal Lien except as permitted by Section 7.2.

    SECTION 3.6. JUDGMENTS, ACTIONS, PROCEEDINGS.

         There are no outstanding judgments, actions or proceedings pending before any court or governmental authority, bureau or agency, with respect to or, to the best of the Borrower's knowledge, threatened against or affecting Borrower Parties involving, in the case of any judgment, action or proceeding, an amount in excess of $50,000 individually, and, in the case of all judgments, actions or proceedings, amounts in excess of $100,000 in the aggregate nor, to the best of the Borrower's knowledge, is there any reasonable basis for the institution of any such action or proceeding which is probable of assertion, nor are there any such actions or proceedings in which the Borrower is a plaintiff or complainant. Without limiting the foregoing, there are no pending or, to the best of the Borrower's knowledge, threatened claims, actions or proceedings, and the Borrower has not received or given within the last three (3) years, any written communication from or to any governmental authority or any other Person concerning the possible presence of any asbestos or hazardous waste including, without limitation, toxic or hazardous substances, wastes or contaminants and discharges of sewer or effluents, for which the Borrower may be liable or responsible under any federal, state, or local law, rule, regulation, ordinance or order.

    SECTION 3.7. NO DEFAULTS, COMPLIANCE WITH LAWS.

         The Borrower is not in default under any agreement which is material to its business, or under any ordinance, resolution, decree, bond, note, indenture, order or judgment to which it is a party or by which it is bound, or any other agreement or other instrument by which any of the properties or assets owned by it or used in the conduct of its business is affected which default could have a material adverse effect on its business, operations, assets, financial condition or prospects and or on the collectability of the Collateral or the Lien of the Lender thereon. The Borrower has complied and/or is in compliance in all respects with all applicable laws, ordinances and regulations non-compliance with which could have a material adverse effect on the business, operations, assets, financial condition or prospects or on the collectability of the Collateral or the Lien of the Lender thereon.

    SECTION 3.8.  BURDENSOME DOCUMENTS.

         The Borrower is not a party to or bound by, nor are any of the properties or assets owned by the Borrower or used in the conduct of its business affected by, any agreement, ordinance, resolution, decree, bond, note, indenture, order or judgment which materially and adversely affects its business, operations, assets, financial condition or prospects or the collectability of the Collateral or the Lien of the Lender thereon.

    SECTION 3.9.  FINANCIAL STATEMENTs.

         Each of the Financial Statements is correct and complete and presents fairly the financial position and results of operations of the Borrower as at its date and for the period then ended, and has been prepared in accordance with GAAP. The Borrower has no material obligations, liabilities or commitments, direct or contingent, which are not reflected in the Financial Statements. There has been no material adverse change in the financial condition, results of operations, asset, or prospects of the Borrower since the balance sheet of the Borrower included in the Financial Statements dated December 31, 1997. The fiscal year of the Borrower which has recently been changed, is now the twelve-month period ending on the last day of June of each year.

    SECTION 3.10. TAX RETURNS.

         The Borrower has filed all federal, state and local tax returns required to be filed by it and has not failed to pay any taxes, or interest and penalties relating thereto, on or before the due dates thereof. Except to the extent that reserves therefor are reflected in the Financial Statements, (a) there are no material federal, state or local tax liabilities of the Borrower due or to become due for any tax year ended on or prior to the date of the latest balance sheets included in the Financial Statements (the "Latest Balance Sheet"), whether incurred in respect of or measured by income, which are not properly reflected in the Latest Balance Sheet, and (b) there are no material claims pending or, to the knowledge of the Borrower, proposed or threatened against the Borrower for past federal, state, or local taxes, except those, if any, as to which proper reserves are reflected in the Financial Statements.

    SECTION 3.11. INTELLECTUAL PROPERTY.

         The Borrower possesses all necessary patents, trademarks, trademark rights, service marks, service mark rights, trade names, trade name rights and copyrights to conduct its business as now conducted and as proposed to be conducted, without, to the best of its knowledge, any conflict with the patents, trademarks, trademark rights, trade names, trade name rights and copyrights of others.

    SECTION 3.12. REGULATIONS G AND U.

         No part of the proceeds received by the Borrower from the Loans will be used directly or indirectly for the purpose of purchasing or carrying, or for payment in full or in part of Indebtedness which was incurred for the purposes of purchasing or carrying, any margin stock as such term is defined in Regulation G of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time, or Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.

    SECTION 3.13. NAME CHANGES.

         The Borrower has not, in the past four years, changed its name (except as indicated in the Security Agreement), been the surviving entity of a merger or consolidation, or acquired all or substantially all of the assets of any Person except as set forth in the Financial Statements.

    SECTION 3.14. FULL DISCLOSURE.

         None of the Financial Statements nor any certificate, opinion, or any other statement made or furnished in writing to the Lender by or on behalf of the Borrower in connection with this Agreement or the transactions contemplated herein, contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. There is no fact known to the Borrower which has, or would in the now foreseeable future have, a material adverse effect on the business, operations, assets, financial condition or prospects of the Borrower or on the collectability of the Collateral or the Lien of the Lender thereon which fact has not been set forth herein, in the Financial Statements, or any certificate, opinion, or other written statement so made or furnished to the Lender.

    SECTION 3.15.  CONDITION OF ASSETS; PERMITS.

         All of the assets and properties of the Borrower which are reasonably necessary for the operation of its business are in good working condition, ordinary wear and tear excepted, and are able to serve the function for which they are currently being used, excluding assets not material in number or value to the whole of the Borrower's assets, which are being repaired, or will shortly be repaired in the ordinary course of business. The Borrower possesses all permits, licenses, consents and approvals of governmental and regulatory authorities and other Persons necessary to conduct its business.

    SECTION 3.16.  ERISA.

         (a) Neither the Borrower or any ERISA Affiliate of the Borrower maintains, sponsors, contributes to or is obligated to contribute to, or during the five (5) years ending on the date of the execution and delivery of this Agreement, has maintained, sponsored, contributed to or was obligated to contribute to, any Plan, except as set forth in the Financial Statements.

         (b) No Welfare Plan which the Borrower maintains, sponsors, contributes to or is obligated to contribute to provides or will provide benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of Borrower beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) retirement or death benefits under any Plan or
(iii) disability benefits under any Welfare Plan that have been fully provided for by insurance or otherwise.

         (c) Neither the Borrower or any ERISA Affiliate of the Borrower nor the assets of the Borrower or of any ERISA Affiliate of the Borrower are or are deemed "plan assets" whether by operation of law or under regulations promulgated under ERISA.

         (d) All references to the Borrower in this Section 3.16 or in any other Section of this Agreement relating to ERISA, shall be deemed to refer to the Borrower and all other entities which are, together with the Borrower, part of a Controlled Group.

    SECTION 3.17.  PRINCIPAL PLACE OF BUSINESS.

         The principal place of business of the Borrower and the records relating to the Leases, invoices, claims, accounts receivable and contract rights of the Borrower are located at the address indicated for the Borrower in the introduction to this Agreement.

    SECTION 3.18.  ABSENCE OF DEFAULT.

         No Default or Event of Default exists.

    SECTION 3.19.  REGULATED COMPANY.

         The Borrower is not (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940 as amended, (ii) a "holding company" or a "Subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "Subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, or (iii) subject to any other law which purports to regulate or restrict its ability to borrow money or to consummate the transactions contemplated by this Agreement or the other Loan Documents or to perform its obligations hereunder or thereunder.

    SECTION 3.20.  INDEBTEDNESS.

         Schedule 3.20 annexed hereto is a true and complete list of all existing Indebtedness for borrowed money of the Borrower.

    SECTION 3.21.  SOLVENCY.

         The Borrower is Solvent prior to and will be Solvent after giving effect to the transactions contemplated by this Agreement and the other Loan Documents and the making of the Loans to be made hereunder.

    SECTION 3.22.  ELIGIBILITY.

         Each item included in the Borrowing Base satisfies the applicable conditions to eligibility with respect to such item set forth in the definition of such item in Section 1.1 hereof.

ARTICLE 4.    THE CLOSING; CONDITIONS TO THE LOANS

    SECTION 4.1.   CONDITIONS TO EFFECTIVENESS OF AGREEMENT.

         The obligation of the Lender to make the initial Revolving Credit Loan hereunder shall be subject to the fulfillment (to the satisfaction of the Lender) of the following conditions precedent:

         (a) The Borrower shall have executed and delivered to the Lender, this Agreement, the Revolving Credit Note, the Security Agreement and the Assignment of Leases.

         (b) Prior to or contemporaneously with the funding of the initial Loan, all existing Indebtedness of the Borrower for borrowed money shall have been paid in full and evidence thereof, in form and substance satisfactory to the Lender, shall be delivered to the Lender.

         (c) The Borrower shall have filed or executed and delivered to the Lender for filing all such UCC-1 financing statements, in form and substance satisfactory to the Lender, as the Lender shall require to perfect and preserve its security interest created under the Security Documents (and the Borrower shall also execute and deliver to the Lender such additional UCC-1 financing statements for such additional locations as the Lender may from time to time request);

         (d) The Lender shall have received copies of the following, each of which shall be satisfactory to the Lender:

               (i) (a) The Financial Statements and (b) an initial Borrowing Base Report dated as of the date of the making of such Loan, certified to be true and correct and as having been prepared in accordance with GAAP by the President or the Chief Financial Officer of the Borrower;

               (ii) A Certificate of the Secretary or Assistant Secretary of the Borrower certifying to the Articles of Incorporation of the Borrower (certified by the Secretary of State of Massachusetts), the by-laws of the Borrower; the taking of all corporate action by the Borrower necessary to authorize the execution, delivery and performance of each of the Loan Documents and that such action has not been rescinded, limited or modified;

               (iii) Good standing certificates as of dates not more than twenty (20) days prior to the date of the closing with respect to the Borrower from the State of Massachusetts, from each other significant state where the Borrower is authorized to transact business which is listed on Schedule 3.1(b) and from each other jurisdiction specified by the Lender;

               (iv) An incumbency certificate (with specimen signatures) with respect to the officers of the Borrower;

               (v) An opinion of counsel of the Borrower addressed to the Lender substantially in the form of Exhibit E annexed hereto.

         (e) All original executed copies of Leases shall be in the possession of the Borrower; provided, that, the file containing such Leases shall be stamped with the legend set forth in Section 6.8;

         (f) The Lender or an independent auditor acceptable to the Lender shall have completed its independent audit of the books, records, properties and assets of the Borrower and the results thereof shall have been satisfactory to the Lender in its sole discretion.

         (g) The Lender shall have received all fees, costs and expenses payable by the Borrower, including, without limitation, the reasonable fees and expenses of counsel to the Lender (not to exceed $15,000), to the extent payable on or prior to the date hereof.

         (h) No Default or Event of Default has occurred, each representation and warranty contained in the Loan Documents shall be true and correct in all material respects, the Borrower shall be in compliance with all of the covenants to be complied with by the Borrower and the Lender shall have received a certificate hereto dated the date hereof certifying to such effect and, inter
                                                                        -----
alia, that the conditions set forth in Sections 4.1(e) and (i) are satisfied on
----
such date.

         (i) All consents, approvals and authorizations required in connection with the execution, delivery and performance of this Agreement shall have been delivered to the Lender.

         (j) The Lender shall have received an "omnibus" assignment, in the form of Exhibit H hereto, of all Uniform Commercial Code financing statements filed by the Borrower with respect to Equipment and Leases included in the Borrowing Base.

         (k) The Lender shall have been made a party to the Borrower's existing lock box arrangement in a manner satisfactory to the Lender.

         (l) All legal matters incident to the effectiveness of this Agreement shall be satisfactory to counsel to the Lender.

    SECTION 4.2.   CONDITIONS TO LOANS.

         The obligation of the Lender to make each Revolving Credit Loan shall be subject to the fulfillment (to the satisfaction of the Lender) of the following conditions precedent which, in the case of the initial Loan, shall be in addition to the other conditions set forth in Section 4.1:

         (a) The Lender shall have received a Notice relating to such Loan and a duly executed Security Agreement Supplement with respect to the applicable Leases and Equipment included in the Collateral for such Loan, together, to the extent required pursuant to Section 2.3, with the Borrowing Base Report, certified by the President or Chief Financial Officer or Controller of the Borrower, which shall establish to the satisfaction of the Lender that the Borrowing Base is equal to or greater than the outstanding principal amount of the Loan after giving effect to the Loan proposed to be made.

         (b) The Borrower shall have perfected its interest in the Equipment against each lessee of Equipment which is leasing Equipment with an aggregate Original Cost of $10,000 or more (whether or not under one or more Leases) in each jurisdiction where such Lessee shall have $10,000 or more in aggregate Original Cost of Equipment subject to Leases, in each case by filing of a UCC financing statement naming the Borrower as secured party/lessor and the lessee of such Equipment as debtor/lessee. To the extent any Security Document contains any provision which is expressly inconsistent with this Section 4.2(b), the provisions of this Section 4.2(b) shall control.

         (c) The Borrower shall have delivered to the Lender a certificate of an officer acknowledging that the file containing each executed original of each Lease included in the Collateral for such Loan shall have been stamped with the legend required by Section 6.8 and copies of such documentation relating to the Leases and Equipment being financed by such Loan as the Lender shall request.

         (d) The representations and warranties contained in the Loan Documents shall be true and correct on the date of the making of such Loan as if restated at and as of the date thereof, the Borrower shall be in compliance with all of the covenants to be complied with by the Borrower and no Default or Event of Default shall have occurred.

         (e) No material adverse change shall have occurred in the operations, assets, financial condition or prospects of the Borrower since December 31, 1997.

         (f) The Lender shall have received a compliance certificate (a "Compliance Certificate") in the form of Exhibit G dated the date of the making of such Loan and executed by the President or Chief Financial Officer, certifying, inter alia, that the conditions set forth in Section 4.2(c), (d) and
            ----- ----
(e) hereof are satisfied on such date.

         (g) All legal matters incident to the Loan shall be satisfactory to counsel for the Lender.

         (h) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be satisfactory in form and substance to the Lender, and the Lender upon its request shall have received all information and such counterpart originals or certified or other copies of such documents as it may reasonably request prior to the making of such Loan.

         (i) The Borrower shall have delivered to the Lender all material documents and agreements evidencing or executed in connection with Subordinated Debt and the Lender shall be reasonably satisfied that such documents provide that all obligations owing by the Borrower to the Lender are in all respects senior to such Subordinated Debt on terms satisfactory to the Lender.

ARTICLE 5.    DELIVERY OF FINANCIAL REPORTS, DOCUMENTS AND OTHER INFORMATION

    While the Commitment is outstanding and so long as the Borrower is indebted to the Lender and until payment in full of the Note and full and complete performance of all of its other obligations arising hereunder (other than indemnities under Section 11.1 which by their terms survive a termination of this Agreement), the Borrower shall deliver to the Lender:

    SECTION 5.1.   ANNUAL FINANCIAL STATEMENTS.

         Annually, as soon as available, but in any event within 120 days after the last day of each of its fiscal years, a balance sheet of the Borrower as at such last day of such fiscal year and statements of income and retained earnings and of cash flows for such fiscal year, each prepared in accordance with GAAP consistently applied, in reasonable detail, and audited and certified without qualification by a recognized firm of independent certified public accountants reasonably acceptable to the Lender as fairly presenting the financial position and the results of operations of the Borrower as at and for the year ending on its date and as having been prepared in accordance with GAAP.

    SECTION 5.2.   QUARTERLY FINANCIAL STATEMENTS.

         As soon as available, but in any event within 45 days after the end of each fiscal quarter, an unaudited balance sheet of the Borrower as of the last day of such quarter and statement of income and retained earnings and of cash flows for such quarter, each such statement to be certified by the President or Chief Financial Officer of the Borrower as fairly presenting the financial position and the results of operations of the Borrower as at its date and for such quarter and as having been prepared in accordance with GAAP consistently applied (subject to year-end audit adjustments).

    SECTION 5.3.   INTENTIONALLY OMITTED.
                   ---------------------

    SECTION 5.4.   NO DEFAULT CERTIFICATE.

         At the same time as it delivers the financial statements required under the provisions of Sections 5.1 and 5.2, a certificate of the President or Chief Financial Officer of the Borrower to the effect that no Event of Default hereunder and that no default under any other agreement to which the Borrower is a party or by which it is bound, or by which, to the best of the knowledge of the Borrower, any of its properties or assets, taken as a whole, may be materially affected, and no Default or Event of Default exists or, if such cannot be so certified, specifying in reasonable detail the exceptions, if any, to such statement. Such certificate shall be accompanied by a detailed calculation indicating compliance with the covenants contained in Section 6.9 hereof.

    SECTION 5.5.   BORROWING BASE REPORTS.

         As soon as available, but in any event within 15 days after the end of each month, a borrowing base report evidencing the compliance by the Borrower with the Borrowing Base limitation set forth in Section 2.1(a) hereunder in the form of Exhibit F annexed hereto (the "Borrowing Base Report"), dated as at the end of the immediately preceding month, in each case certified by the President or Chief Financial Officer of the Borrower.

    SECTION 5.6.   LARGEST LESSEES.

         As soon as available, but in any event within 15 days after the end of each calendar quarter, a report (in a format reasonably satisfactory to the Lender) indicating the Borrower's 25 largest lessees together with a breakdown of exposure by equipment type.

    SECTION 5.7.   ACCOUNTS RECEIVABLE AGING.

         As soon as available, but in any event within 30 days after the end of each fiscal quarter, a detailed aged accounts receivable trial balance showing accounts receivable of the Borrower as of the last day of the immediately preceding fiscal quarter in the following categories: 0-30 days; 31- 60 days; 61-90 days and 91 days and over, certified by the President or Chief Financial Officer of the Borrower.

    SECTION 5.8.   CERTIFICATE OF ACCOUNTANTS; MANAGEMENT LETTER.

         At the same time as it delivers the financial statements required under the provisions of Section 5.1, a copy of the Borrower's accounting firm's annual management letter to the Borrower's Board of Directors.

    SECTION 5.9.   INTENTIONALLY OMITTED.
                   ---------------------

    SECTION 5.10.  CUMULATIVE NATURE OF FINANCIAL STATEMENTS AND COMPARISONS.

         All of the financial statements required by Sections 5.1, 5.2 and 5.3 shall include a comparison to the annual budget and to the corresponding period in the next preceding year. The quarterly and monthly statements of income and cash flows required by Sections 5.2 and 5.3 shall cover the portions of the year then elapsed as well as the pertinent monthly or quarterly period.

    SECTION 5.11.  NOTICE OF LITIGATION.

         Promptly notify the Lender in writing of any litigation, legal proceeding or dispute, other than disputes in the ordinary course of business or, whether or not in the ordinary course of business, involving claims or counterclaims against the Borrower for aggregate amounts in excess of $250,000, which involves a claim or counterclaim against the Borrower, whether or not fully covered by insurance and regardless of the subject matter thereof.

    SECTION 5.12.  COPIES OF DOCUMENTS.

         Promptly upon their becoming available, copies of any material (a) correspondence or notices received by the Borrower from any federal, state or local governmental authority which regulates the operations of the Borrower, including as to environmental matters and hazardous waste, relating to an actual or threatened change or development which would be materially adverse to the Borrower; (b) written reports submitted to the Borrower by its independent accountants in connection with any annual or interim audit of the books of the Borrower made by such accountants; and (c) any appraisals received by the Borrower with respect to the properties or assets of the Borrower.

    SECTION 5.13.  NOTICES OF DEFAULTS.

         Promptly, notice of the occurrence of any Default or an Event of Default hereunder, or event which would constitute or cause a materially adverse change in the condition, financial or otherwise, or the operations of the Borrower.

    SECTION 5.14.  ERISA NOTICES.

         (a) Concurrently with such filing, a copy of each form 5500 which is filed with respect to each Plan with the IRS; and

         (b) Promptly, upon their becoming available, copies of: (i) all correspondence with the PBGC, the Secretary of Labor or any representative of the IRS with respect to any Plan, relating to an actual or threatened change or development which would be materially adverse to the Borrower, (ii) copies of all actuarial valuations received by the Borrower with respect to any Plan; and
(iii) copies of any notices of Plan termination filed by any Plan Administrator (as those terms are used in ERISA) with the PBGC and of any notices from PBGC to the Borrower with respect to the intent of the PBGC to institute involuntary termination proceedings.

    SECTION 5.15.  UCC ACKNOWLEDGMENTS.

         Promptly upon its receipt thereof, copies of stamped acknowledgment copies of all UCC-1 financing statements filed which name the Lender as secured party and the Borrower as debtor evidencing the filing thereof and evidence of the payment of all applicable recordation taxes.

    SECTION 5.16.  OTHER INFORMATION.

         Promptly after a written request therefor, such other financial data or information evidencing compliance with the requirements of this Agreement, the Note and the other Loan Documents, and such other data and information of any nature as the Lender may reasonably request from time to time.

ARTICLE 6.    AFFIRMATIVE COVENANTS

    While the Commitment is outstanding and so long as the Borrower is indebted to the Lender and until payment in full of the Note and full and complete performance of all of its other obligations arising hereunder, the Borrower shall:

    SECTION 6.1.   BOOKS AND RECORDS.

         Keep proper books of record and account in a manner reasonably satisfactory to the Lender in which full, true and correct entries shall be made of all dealings or transactions in relation to its business and activities and maintain accounts and reserves in accordance with GAAP, for all taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its properties, all contingencies, and all other reserves, and maintain all manually executed copies of Eligible Leases at its principal office designated in the introductory paragraph hereof or such other principal office in the United States as the Borrower shall establish, subject to compliance with the applicable provisions of the Loan Documents.

    SECTION 6.2.   INSPECTIONS AND AUDITS.

         Permit the Lender to make or cause to be made at the expense of the Borrower inspections and audits, by representatives of the Lender and/or an independent auditor acceptable to the Lender, in its sole discretion, of the books and records of the Borrower and to make extracts therefrom and copies thereof, or to make inspections and examinations of any properties and facilities of the Borrower, on reasonable notice, at all such reasonable times, upon reasonable notice, and as often as the Lender may reasonably require, in order to assure that the Borrower is and will be in compliance with its obligations under the Loan Documents or to evaluate the Lender's investment in the Note; provided that any independent audits of the Borrower's books and
          --------
records shall be conducted not more often than annually at a cost per annum to the Borrower of not more than $7,500 in audit fees plus expenses, unless a Default or Event of Default shall have occurred and be continuing or pursuant to the Loan Documents additional due diligence or audits are required, in which event such audits may be conducted more often than annually and without such limitation as to fees.

    SECTION 6.3.   MAINTENANCE AND REPAIRS.

         Maintain in good repair, working order and condition, subject to normal wear and tear, all properties and assets from time to time owned by it and used in or necessary for the operation of its business, and make all reasonable repairs, replacements, additions and improvements thereto.

    SECTION 6.4.   CONTINUANCE OF BUSINESS.

         Do, or cause to be done, all things reasonably necessary to preserve and keep in full force and effect its corporate existence and all permits, rights and privileges necessary for the proper conduct of its business and continue to engage in the same line of business.

    SECTION 6.5.   COPIES OF CORPORATE DOCUMENTS.

         Subject to the prohibitions set forth in Section 7.12 hereof, promptly deliver to the Lender copies of any material amendments or modifications to its Certificate of Incorporation and by-laws, certified with respect to the Certificate of Incorporation by the Secretary of State of its state of incorporation and, with respect to the by-laws, by the secretary of the Borrower.

    SECTION 6.6.   PERFORM OBLIGATIONS.

         (a) Pay and discharge all of its obligations and liabilities, including, without limitation, all taxes, assessments and governmental charges upon its income and properties, when due, unless and to the extent only that such obligations, liabilities, taxes, assessments and governmental charges shall be contested in good faith and by appropriate proceedings and that, to the extent required by GAAP then in effect, proper and adequate book reserves relating thereto are established by the Borrower, and then only to the extent that a bond is filed in cases where the filing of a bond is necessary to avoid the creation of a Lien against any of its properties.

         (b)  Perform all its obligations under each of the Leases.

    SECTION 6.7.   INSURANCE.

         (a) Maintain or cause to be maintained with responsible insurance companies, such insurance on the Equipment covered by the Leases against such risks, including public liability, property damage and worker's compensation insurance as are usually insured against by persons engaged in the business of leasing equipment in the same location in at least such amounts as such insurance is usually carried by persons engaged in the business of leasing equipment in such state or states or country or countries as the business of the Borrower may be conducted.

         (b) Carry all insurance available through the PBGC or any private insurance companies covering its obligations to the PBGC, to the extent applicable.

    SECTION 6.8.   LEGENDING OF LEASE FILES.

         (a) Cause each file containing an original executed Lease, including any lease or rental schedule to any master lease agreement to be stamped as a counterpart original, with the following legend prominently noted on the file thereof:

     THE EQUIPMENT IDENTIFIED IN THIS LEASE SCHEDULE, AND ALL RIGHTS OF THE LESSOR UNDER THIS LEASE SCHEDULE

     ARE SUBJECT TO A LIEN AND SECURITY INTEREST GRANTED TO FLEET BANK N.A., AS SECURED PARTY, UNDER A CERTAIN CREDIT AGREEMENT, AND THE DOCUMENTS RELATED THERETO.

          (b) Each original Lease shall be contained in the file containing such a legend. The Borrower may remove such legend from any file for a Lease which is being released from the Borrowing Base provided (i) such release is permitted under the Loan Documents, (ii) no Default or Event of Default exists or would result therefrom and (iii) such Lease is being financed through Non-Recourse Indebtedness permitted under Section 7.1(e) and the release thereof is required as a condition to such financing.

     SECTION 6.9.   FINANCIAL COVENANTS.

          While the Commitment is outstanding and so long as the Borrower is indebted to the Lender and until payment in full of the Note and full and complete performance of all of its other obligations arising hereunder (other than indemnities under Section 10.1 which by their terms survive a termination of this Agreement), the Borrower shall:

          (a) Maintain at all times a Tangible Net Worth of not less than the sum of (i) $6,000,000 and (ii) 50% of the aggregate cumulative amount of Net Income (with no reduction for any deficit or loss) of the Borrower for each of the fiscal years ending after June 30, 1997;

          (b) Have as of the end of each fiscal quarter a Leverage Ratio not in excess of 6.0 to 1.0.

          (c) Have consolidated Net Income for any and all two consecutive fiscal quarters of not less than $1.00.

          (d) (i) Have as of the end of each fiscal quarter, for the preceding twelve month period ending on that date, Delinquencies of not more than 7% and
(ii) provide the Lender detail, on a monthly basis, of all Leases included in the Borrowing Base which are more than thirty days past due, together with a calculation of Delinquencies with respect to such Leases (calculated separately as to all Leases and those Leases included in the Borrowing Base).

          (e) Have as of the last day of each fiscal quarter, for the preceding twelve month period ending on that date, a Reserve Coverage of not less than 1.8%.

     SECTION 6.10.  REPORTABLE EVENTS.

          Promptly notify the Lender in writing of the occurrence of any "Reportable Event", as defined in Section 4043 of ERISA, if a notice of such Reportable Event is required under ERISA to be delivered to the PBGC within 30 days after the occurrence thereof, together with a description of such Reportable Event and a statement of the action the Borrower intends to take with respect thereto, together with a copy of the notice thereof given to the PBGC.

     SECTION 6.11.  COMPLIANCE WITH LAWS, ETC.

          Comply with all applicable laws, rules, regulations and orders to which it or its properties or assets are subject, and duly observe all valid requirements of governmental authorities, and all applicable statutes, rules, regulations, and orders relating to environmental protection and to public and employee health and safety to which it or its properties or assets are subject, except where the failure to do so would not have a materially adverse effect on the operations, properties taken as a whole, business or financial condition of the Borrower.

     SECTION 6.12.  BORROWING BASE.

          Make such prepayments, from time to time, as required by Section 2.6 hereof so that the outstanding principal amount of all Loans hereunder shall, at no time, exceed the Borrowing Base.

ARTICLE 7.  NEGATIVE COVENANTS

     While the Commitment is outstanding and so long as the Borrower is indebted to the Lender or any Lender and until payment in full of the Notes and full and complete performance of all of its other obligations arising hereunder, the Borrower shall not:

     SECTION 7.1.   INDEBTEDNESS.

     Without the prior written consent of the Lender create, incur, permit to exist or have outstanding any Indebtedness, except:

     (a) Indebtedness of the Borrower to the Lender under this Agreement and the Note;

     (b) Non-interest bearing accounts payable and accrued liabilities, in any case not more than 90 days past due from the original due date thereof, and non-interest bearing deferred liabilities other than for borrowed money (e.g. deferred compensation
                                                    ----
and deferred taxes) in each case incurred and continuing in the ordinary course of business;

     (c)  INTENTIONALLY OMITTED.
          ---------------------

     (d) Non-Recourse Indebtedness for borrowed money which is secured by Liens on specific assets (other than Eligible Equipment (including Eligible Equipment or Eligible Contracts)) as to which the lenders are to be repaid solely out of such assets or proceeds thereof;

     (e) Indebtedness secured by Permitted Liens (but not in excess of the amount of such Lien referred to in the definition of "Permitted Liens"); and

     (f) Indebtedness for borrowed money owing to other lenders ("Permitted Lenders"); provided, that, none of such Indebtedness shall be secured by any of the Collateral.

     SECTION 7.2.   LIENS.

          Create, or assume or permit to exist, any Lien on any of the Collateral, whether now owned or hereafter acquired, except:

          (a)  Those created and granted by the Security Documents; and

          (b)  Permitted Liens.

     SECTION 7.3.   GUARANTIES.

          Assume, endorse, be or become liable for, or guarantee, the obligations of any person, unless (i) same is in favor of Affiliates or Subsidiaries, and the aggregate amount guaranteed does not exceed $500,000 or
(ii) same is solely the endorsement of negotiable instruments for deposit or collection in the ordinary course of business. For the purposes hereof, the term guarantee shall include any agreement, whether such agreement is on a contingency or otherwise, to purchase, repurchase or otherwise acquire Indebtedness of any other person or to purchase, sell or lease, as lessee or lessor, property or services, in any such case primarily for the purpose of enabling another person to make payment of Indebtedness, or to make any payment (whether as an advance, capital contribution, purchase of an equity interest or otherwise) to assure a minimum equity, asset base, working capital or other balance sheet or financial condition, in connection with the Indebtedness of another person, or to supply funds to or in any manner invest in another Person in connection with such Person's Indebtedness.

     SECTION 7.4.   MERGERS, ACQUISITIONS.

          Merge or consolidate with any Person unless the Borrower is the surviving entity and the Lender reasonably determines that such merger or consolidation (i) does not adversely affect the Lender's rights hereunder or under any of the other Loan Documents or (ii) will not have a material adverse affect on the Borrower's business or properties or on the Collateral.

     SECTION 7.5.   DIVIDENDS.

          With respect to any fiscal period, declare or pay any cash dividends or make any cash distribution of any kind on the outstanding stock of the Borrower, or set aside any sum for any such purpose; provided, that, as long as no Event of Default has occurred and is continuing (or would occur as a result of any dividend permitted by the following clause), the Borrower may pay cash or stock dividends in an amount, with respect to any fiscal period, not in excess of 50% of Net Income for such fiscal period.

     SECTION 7.6.   INTENTIONALLY OMITTED.
                    ---------------------

     SECTION 7.7.   CHANGES IN BUSINESS; SALE OF ASSETS.

          (a) Make any material change in its business from that of small ticket leasing, as in existence on the date hereof, or in the nature of its operation, or liquidate or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of any of its property, assets or business except, with respect to assets other than Eligible Equipment or Eligible Contracts, in the ordinary course of business and for a fair consideration.

          (b) Sell, transfer, assign or dispose of any Eligible Equipment or Eligible Contracts with respect to which a Loan has been made unless the net proceeds thereof are sufficient to prepay the related Loan in accordance with
Section 2.6.

     SECTION 7.8.   FISCAL YEAR.

          Change its fiscal year.

     SECTION 7.9.   ERISA OBLIGATIONS.

          (a) Maintain, sponsor, contribute to or become obligated to contribute to, or suffer or permit any ERISA Affiliate of the Borrower to maintain, sponsor, contribute to or become obligated to contribute to, any Plan, except as set forth in the Financial Statements.

          (b) Permit any Welfare Plan which the Borrower maintains, sponsors, contributes to or is obligated to contribute to, to provide benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to any current or former employee of the Borrower beyond their retirement or other termination of service other than (i) coverage mandated by applicable law, (ii) retirement or death benefits under any Plan or (iii) disability benefits under any Welfare Plan that have been fully provided for by insurance or otherwise.

          (c) Permit it or any ERISA Affiliate of the Borrower nor the assets of the Borrower or of any ERISA Affiliate of the Borrower to become assets of any employee benefit plan, whether by operation of law or under regulations promulgated under ERISA.

          (d) Be or become obligated to the PBGC other than in respect of annual premium payments not in excess of $50,000.

          (e) Be or become obligated to the IRS with respect to excise or other penalty taxes provided for in those provisions of Section 4975 of the Code, as in effect or hereafter amended or supplemented, in excess of $50,000.

     SECTION 7.10.  AMENDMENT OF DOCUMENTS.

     Modify, amend, supplement or terminate, or agree to modify, amend, supplement or terminate its Certificate of Incorporation or by-laws if such amendment does not adversely affects the Lender's rights hereunder or under any of the other Loan Documents.

     SECTION 7.11.  TRANSACTIONS WITH AFFILIATES.

     Other then Investments in [Leasevest] (which is necessary in jurisdictions in which the Borrower may not operate because of its legal name) and guarantees of its Bermuda Subsidiary within the limitations provided in this Agreement, directly or indirectly: (i) make any Investment in an Affiliate; (ii) transfer, sell, lease, assign or otherwise dispose of any assets to an Affiliate; (iii) merge into or consolidate with or purchase or acquire assets from an Affiliate; or (iv) enter into any other transaction directly or indirectly with or for the benefit of any Affiliate (including, without limitation, guarantees and assumptions of obligations of an Affiliate).

     SECTION 7.12.  MULTIPLE AGREEMENTS.

     Allow any Permitted Lender (other than PNC Bank or affiliates of PNC Bank) to lend to, or obtain any interest in, the Borrower, other than on a senior level basis, including without limitation, allow any such Permitted Lender to have any equity interest in the Borrower or to lend to the Borrower on a Subordinate basis.


ARTICLE 8.  EVENTS OF DEFAULT.

     Upon the occurrence of any one or more of the following events (an "Event of Default", individually or "Events of Default", if more than one) then, in any such event, and at any time thereafter if any Event of Default shall occur and be continuing, the Lender in its sole discretion may terminate the Commitment, and declare the entire unpaid balance of the principal of and interest on the Note and all other obligations and Indebtedness of the Borrower to the Lender arising hereunder and under the other Loan Documents to be due and payable whereupon the same shall immediately become due and payable, without presentment or demand for payment, notice of nonpayment, protest or notice or demand of any kind, all of which are expressly waived by the Borrower, and the Lender may, at its discretion, exercise such other rights and remedies that shall be available to it, including, without limitation, the rights of a secured party under the
UCC:

     SECTION 8.1.   PAYMENTS.

          Failure to make any payment of principal on the Note when due or failure to make any payment of interest or any fee within three Business Days of when same is due.

     SECTION 8.2.   COVENANTS.

          Failure to perform or observe any of the agreements and covenants of the Borrower contained in Section 6.9 or Section 6.12 hereof, which shall remain unremedied for a period of ten (10) days.

     SECTION 8.3.   OTHER COVENANTS.

          Failure by the Borrower to perform or observe any other term, condition or covenant of this Agreement or of any of the other Loan Documents to which the Borrower is a party, including, without limitation, the Note or Security Documents, which shall remain unremedied for a period of thirty (30) days.

     SECTION 8.4.   OTHER DEFAULTS.

          (a) Failure of the Borrower to perform or observe any term, condition or covenant of any bond, debenture, loan agreement, indenture, guaranty, trust agreement, mortgage or similar instrument to which it is a party or by which it is bound, or by which any of its properties or assets may be affected (a "Debt Instrument") beyond any applicable grace or cure period, or failure to occur or occurrence of any event or condition referred to in any Debt Instrument beyond any applicable grace or cure period, so that, as a result of any such failure to perform, failure to occur or occurrence, the Indebtedness included therein or secured or covered thereby may be declared due and payable prior to the date on which such Indebtedness would otherwise become due and payable.

          (b) Failure to pay any Indebtedness for borrowed money due at final maturity or pursuant to demand under any Debt Instrument.

     SECTION 8.5.   REPRESENTATIONS AND WARRANTIES.

          Any representation or warranty made in writing to the Lender by the Borrower in any of the Loan Documents, or in connection with the making of the Loans, or any certificate, statement or report made or delivered in compliance with this Agreement, shall have been false or misleading in any material respect when made or delivered or deemed made or delivered.

     SECTION 8.6.   BANKRUPTCY.

          (a) The Borrower shall make an assignment for the benefit of creditors, file a petition in bankruptcy, be adjudicated insolvent, petition or apply to any tribunal for the appointment of a receiver, custodian, or any trustee for it or a substantial part of its assets, or shall commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect, or the Borrower shall take any corporate action to authorize any of the foregoing actions; or there shall have been filed any such petition or application, or any such proceeding shall have been commenced against it, which remains undismissed for a period of 90 days or more; or any order for relief shall be entered in any such proceeding; or the Borrower by any act or omission shall indicate its consent to, approval of or acquiescence in any such petition, application or proceeding or the appointment of a custodian, receiver or any trustee for it or any substantial part of any of its properties, or shall suffer any custodianship, receivership or trusteeship to continue undischarged for a period of 90 days or more.

          (b) The Borrower shall generally not pay its respective debts as such debts become due.

          (c) The Borrower shall have concealed, removed, or permitted to be concealed or removed, any part of its property, with intent to hinder, delay or defraud its creditors or any of them or made or suffered a transfer of any of their respective property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or shall have made any transfer of their respective property to or for the benefit of a creditor at a time when other creditors similarly situated have not been paid; or shall have suffered or permitted, while insolvent, any creditor to obtain a Lien upon any of its or his property through legal proceedings or distraint which is not vacated within 60 days from the date thereof.

     SECTION 8.7.   JUDGMENTS.

          Any judgment against the Borrower or any attachment, levy or execution against any its properties for any amount in excess of $100,000 shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days or more.

     SECTION 8.8.   ERISA.

          (a) The termination of any Plan or the institution by the PBGC of proceedings for the involuntary termination of any Plan, in either case, by reason of, or which results or could result in, a "material accumulated funding deficiency" under Section 412 of the Code.

          (b) Failure by the Borrower to make required contributions, in accordance with the applicable provisions of

ERISA, to each of the Plans hereafter established or assumed by it.

     SECTION 8.9.   OWNERSHIP OF STOCK AND CONTROL OF BORROWER.

          There shall have occurred a Change of Control.

     SECTION 8.10.  LIENS.

          Any of the Liens created and granted to the Lender under the Security Documents shall fail to be valid, first, perfected Liens, subject to no prior or equal Lien, except as permitted by Section 7.2(a) and (b), with respect to assets included in the Borrowing Base.

ARTICLE 9.  ADDITIONAL LENDERS; PARTICIPATIONS

     SECTION 9.1.   ASSIGNMENTS.

          The Borrower may not assign any of its rights or delegate any of its obligations under this Agreement and the other Loan Documents. Except as provided herein, the Lender may assign to one (but not more than 3, unless an Event of Default shall occur and be continuing in which case there shall be no limit on the number of assignees) banks or other financial institutions having Tangible Net Worth in excess of $50 million all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment hereunder and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a fixed, and not a
--------  -------
varying, percentage of all the Lender's rights and obligations under this Agreement and (ii) the Lender and any such assignee shall execute an Assignment Agreement in form and substance satisfactory to the Lender (the "Assignment"), together with any Note or Notes subject to such assignment. Upon such execution and delivery from and after the date of each Assignment, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment, have the rights and obligations of, and be subject to the duties and restrictions applicable to, the Lender hereunder.

     SECTION 9.2.   PARTICIPATIONS.

          (a) The Lender shall have the right, subject to the further provisions of this Sectio 9.2, to grant or sell a participation in all or any part of its Loans, Note and Commitment (a "Participation") to any commercial lender, other financial institution or other entity (a "Participant") without the consent of the Borrower, although notice thereof shall be given to the Borrower by the Lender promptly after any Participation.

          (b) Notwithstanding anything in the foregoing to the contrary, (i) no Participant shall have any direct rights hereunder, (ii) the Borrower shall deal solely with the Lender and shall not be obligated to extend any rights or make any payment to, or seek any consent of, the Participant, (iii) no Participation shall relieve the selling Lender from its Commitment to make Loans hereunder or any of its other obligations hereunder and the Lender shall remain solely responsible for the performance thereof, (iv) the Lender may grant or sell a Participation with respect to more than fifty percent (50%) of its Commitment and (v) no Participant (other than an affiliate of such Lender) shall have any right to require such Lender to take or omit to take any action under this Agreement or any Note, except any action or omission which would (A) extend the final maturity of any Loan or the Commitment Termination Date, (B) reduce the interest rate, fees or commissions on, any Loans, (C) forgive any principal of or interest, fees or commissions payable on any Loans, or (D) release all or substantially all of the Collateral except to the extent expressly permitted pursuant to the Security Documents.

          (c) The Lender may furnish any public or non-public information concerning the Borrower, including notices, certificates and documents delivered hereunder, which are in the possession of such Lender from time to time to Participants and potential Participants, provided that no such non-public
                                         --------
information, certificates, notices or documents shall be furnished without the written undertaking of the recipient, a copy of which shall be furnished to the Borrower promptly upon receipt thereof, to keep all such non-public information confidential, except as may be required by law.

ARTICLE 10.    MISCELLANEOUS PROVISIONS

     SECTION 10.1.  FEES AND EXPENSES; INDEMNITY

          (a) The Borrower agrees to pay on demand all costs and expenses incurred by the Lender in connection with the preparation, execution, delivery, filing and administration of this Agreement (provided, that, legal fees in connection with the preparation, execution and delivery of this Agreement shall not exceed $15,000 including out-of-pocket costs and expenses), and of any amendment, modification or supplement to this Agreement, including, without limitation, the fees and out-of-pocket expenses of counsel for the Lender incurred in connection with advising the Lender as to its rights and responsibilities hereunder. The Borrower also agrees to pay all such costs and expenses, including court costs, incurred in connection with enforcement of this Agreement, or any amendment, modification, or supplement thereto, whether by negotiation, legal proceedings, or otherwise. In addition, the Borrower will promptly pay all reasonable fees and expenses (subject to the provisions of Section 6.2) incurred by the Lender with respect to an annual audit of the books and records of the Borrower, the Borrowing Base and the Borrower's methods and procedures with respect thereto conducted by consultants, accountants or other professionals selected by the Lender in its sole discretion to perform such functions, not to exceed $10,000 in the aggregate per annum.

          (b) The Borrower shall indemnify the Lender, its directors, officers, employees and agents against, and hold them harmless from, any loss, liabilities, damages, claims, costs and expenses (including reasonable attorneys' fees and disbursements) suffered or incurred by them to the extent arising out of, resulting from or in any manner connected with, the execution, delivery and performance of each of the Loan Documents, the Loans and any and all transactions related to or consummated in connection with the Loans, including, without limitation, losses, liabilities, damages, claims, costs and expenses suffered by the Lender in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact of the Borrower and its Affiliates in any document or schedule filed with any governmental body; (ii) any omissions or alleged omission to state any material fact required to be stated in such document or schedule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; or (iii) any transactions financed with the proceeds of any Loans; provided, however, that the Borrower
                                         --------  -------
shall not be liable for the payment of any portion of such loss, liabilities, damages, claims, costs and expenses to the extent resulting from the Lender's gross negligence or willful misconduct. The indemnity set forth herein shall be in addition to any other obligations or liabilities of the Borrower to the Lender and the Lenders hereunder or at common law or otherwise. The provisions of this Section 10.1 shall survive the payment of the Notes and the termination of this Agreement.

     SECTION 10.2.  TAXES

          If, under any law in effect on the date of the closing of any Loan hereunder, or under any retroactive provision of any law subsequently enacted, it shall be determined that any federal, state or local tax is payable in respect of the issuance of the Note, or the filing or recording of any mortgages, financing statements, or other documents (whether measured by the amount of indebtedness secured or otherwise) as contemplated by this Agreement, then the Borrower will pay any such tax and all interest and penalties, if any, and will indemnify the Lender against and hold it harmless from any loss or damage resulting from or arising out of the nonpayment or delay in payment of any such tax. If any such tax or taxes shall be assessed or levied against the Lender or any other holder of the Note (other than income taxes with respect to the Lender's income generally), the Lender, or such other holder, as the case may be, may notify the Borrower and make immediate payment thereof, together with interest or penalties in connection therewith, and shall thereupon be entitled to and shall receive immediate reimbursement therefor from the Borrower. Notwithstanding any other provision contained in this Agreement, the covenants and agreements of the Borrower in this Section 11.2 shall survive payment of the Note and the termination of this Agreement.

     SECTION 10.3.  PAYMENTS

          All payments by the Borrower hereunder and under the Note shall be made without set-off or counterclaim and in such amounts as may be necessary in order that all such payments shall not be less than the amounts otherwise specified to be paid under this Agreement and the Note (after withholding for or on account of (i) any present or future taxes, levies, imposts, duties or other similar charges of whatever nature imposed by any government or any political subdivision or taxing authority thereof, other than any tax (except those referred to in clause (ii) below) on or measured by the net income of the Lender pursuant to applicable federal, state and local income tax laws, and (ii) deduction of amounts equal to the taxes on or measured by the net income of the Lender payable by the Lender with respect to the amount by which the payments required to be made under this sentence exceed the amounts otherwise specified to be paid in this Agreement and the Note). Upon payment in full of the Note, the Lender shall mark such Note "Paid" and promptly return it to the Borrower.

     SECTION 10.4.  SURVIVAL OF AGREEMENTS AND REPRESENTATIONS

          All agreements, representations and warranties made herein shall survive the delivery of this Agreement and the Note.

     SECTION 10.5.  LIEN ON AND SET-OFF OF DEPOSITS

          As additional collateral security for the payment of the Obligations, the Borrower hereby grants to the Lender a lien on and security interest in and right of setoff to any and all deposits or other sums at any time credited by or due from the Lender or any Affiliate of the Lender to the Borrower, whether now existing or hereafter arising, whether in regular or special depository accounts or otherwise, and any and all monies, credit, collateral, securities and other property of the Borrower, whether now existing or hereafter arising, and the proceeds thereof, now or hereafter held or received by or in transit to the Lender or any Affiliate of the Lender from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise. At any time, without demand or notice, the Lender may set off the same or any part thereof and apply the same to any of the Obligations of the Borrower even though unmatured and regardless of the adequacy of any other collateral securing the Loans. ANY AND ALL RIGHTS TO REQUIRE THE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE OBLIGATIONS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

     SECTION 10.6.  MODIFICATIONS, CONSENTS AND WAIVERS;
                    ENTIRE AGREEMENT.

          (a) No modification, amendment or waiver of or with respect to any provision of this Agreement, the Note, the Security Documents or any of the other Loan Documents nor consent to any departure by the Borrower from any of the terms or conditions hereof or thereof, shall in any event be effective unless it shall be in writing and signed by the party against whom enforcement is sought. No consent to or demand on the Borrower in any case shall, of itself, entitle it to any other or further notice or demand in similar or other circumstances.

          (b) This Agreement embodies the entire agreement and understanding between the Lender, the Lenders and the Borrower and supersedes all prior agreements and understandings relating to the subject matter hereof.

     SECTION 10.7.  REMEDIES CUMULATIVE.

          Each and every right granted to the Lender hereunder or under any other document delivered hereunder or in connection herewith, or allowed them by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of the Lender to exercise, and no delay in exercising, any right shall operate as a waiver thereof, nor shall any single or partial exercise thereof or the exercise of any other right.

     SECTION 10.8.  FURTHER ASSURANCES.

          At any time and from time to time, upon the request of the Lender, the Borrower shall execute, deliver and acknowledge or cause to be executed, delivered and acknowledged, such further documents and instruments and do such other acts and things as the Lender may reasonably request in order to fully effect the purposes of this Agreement, the Note, the Security Documents and the other Loan Documents.

     SECTION 10.9.  NOTICES.

          Except as otherwise provided for herein, all notices, requests, reports and other communications pursuant to this Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by certified mail, return receipt requested, except for routine reports delivered in compliance with Article 5 hereof which may be sent by ordinary first-class mail), telecopier (followed by a hard copy) or telegram, addressed as follows:

          If to the Borrower:

          Bankvest Capital Corporation
          200 Nickerson Road
          Marlborough, Massachusetts  01752
          Attention:  Kellie D. Jacques, CFO
          Telecopier: 508-786-7522

          If to the Lender:

          Fleet Bank N.A.
          1185 Avenue of the Americas
          New York, New York  10036
          Attention:  Leasing & Finance
          Telecopier:  (212) 819-6211
          with a copy (other than in the case of Notices and reports and other documents delivered in compliance with Article 5 hereof) to:

          Emmet, Marvin & Martin, LLP
          120 Broadway
          New York, New York 10271
          Attention: Richard M. Skoller, Esq.
          Telecopier: (212) 238-3100

Any notice, request or other communication hereunder shall be deemed to have been duly given on the day on which it is delivered by hand or commercial messenger service to such party at its address specified above, or, if sent by mail, on the fifth Business Day after the day deposited with a United States Postal Depositary, postage prepaid, or, if sent by facsimile, when electronically confirmed. Any fax transmission will be confirmed by hard copy sent one (1) Business Day after transmission by first class or registered or certified mail. Any party may change the person or address to whom or which notices are to be given hereunder, by notice duly given hereunder; provided, however, that any such notice shall be deemed to have been given hereunder only when actually received by the party to which it is addressed.

     SECTION 10.10. CONSTRUCTION; GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER
                    OF JURY TRIAL, SET-OFF AND COUNTERCLAIM.

          (a) The headings used in this Agreement are for convenience of reference only and shall not in any way be deemed to limit, define or describe the scope and intent of this Agreement or any provision hereof.

          (b) This Agreement, the Note, the Security Documents and the other Loan Documents shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York without reference to its principles of conflict of laws.

          (c) THE BORROWER HEREBY IRREVOCABLY CONSENTS THAT ANY LEGAL ACTION OR PROCEEDING AGAINST IT UNDER, ARISING OUT OF OR IN ANY MANNER RELATING TO THIS AGREEMENT, THE NOTES, OR ANY OTHER LOAN DOCUMENT JUNE BE BROUGHT IN ANY COURT OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE BORROWER, BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, EXPRESSLY AND IRREVOCABLY ASSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY OF SUCH COURTS IN ANY SUCH ACTION OR PROCEEDING. THE BORROWER FURTHER IRREVOCABLY

CONSENTS TO THE SERVICE OF ANY COMPLAINT, SUMMONS, NOTICE OR OTHER PROCESS RELATING TO ANY SUCH ACTION OR PROCEEDING BY DELIVERY THEREOF TO IT BY HAND OR BY MAIL IN THE MANNER PROVIDED FOR IN SECTION 10.9 HEREOF. THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES ANY CLAIM OR DEFENSE IN ANY SUCH ACTION OR PROCEEDING BASED ON ANY ALLEGED LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS OR ANY SIMILAR BASIS. THE BORROWER SHALL NOT BE ENTITLED IN
--------------------
ANY SUCH ACTION OR PROCEEDING TO ASSERT ANY DEFENSE GIVEN OR ALLOWED UNDER THE LAWS OF ANY OTHER STATE OTHER THAN THE STATE OF NEW YORK UNLESS SUCH DEFENSE IS ALSO GIVEN OR ALLOWED BY THE LAWS OF THE STATE OF NEW YORK. NOTHING IN THIS
SECTION 10.10 SHALL AFFECT, OR IMPAIR IN ANY MANNER OR TO ANY EXTENT THE RIGHT OF THE LENDERS TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY JURISDICTION OR TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW.

          (d) THE BORROWER AND THE LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR THE LENDER TO ACCEPT THIS AGREEMENT AND MAKE THE LOANS.

     SECTION 10.11. SEVERABILITY.

          The provisions of this Agreement are severable, and if any clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction. Each of the covenants, agreements and conditions contained in this Agreement is independent and compliance by the Borrower with any of them shall not excuse noncompliance by the Borrower with any other covenant, agreement or condition. The Borrower shall not take any action the effect of which shall constitute a breach or violation of any provision of this Agreement.

     SECTION 10.12. BINDING EFFECT; NO ASSIGNMENT
                    OR DELEGATION.

          This Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and to the benefit of the Lender and its successors and assigns. The rights and obligations of the Borrower under this Agreement shall not be assigned or delegated without the prior written consent of the Lender, and any purported assignment or delegation without such consent shall be void.

     SECTION 10.13. COUNTERPARTS.

          This Agreement may be executed in as many counterparts as may be deemed necessary or convenient, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

     SECTION 10.14. PLEDGE TO FEDERAL RESERVE. The Lender may at any time pledge all or any portion of its rights under the Loan Documents including any portion of the Note to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. No such pledge or enforcement thereof shall release Lender from its obligations under any of the Loan Documents.

     SECTION 10.15. LOST NOTES. Upon receipt of an affidavit of an officer of the Lender as to the loss, theft, destruction or mutilation of any Note or any other security document which is not of public record, which affidavit shall include standard indemnification language, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, the Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

     IN WITNESS WHEREOF, the parties hereto have caused this agreement to be duly executed as of the date first above written.

                            BORROWER:
                            --------

                            BANKVEST CAPITAL CORP.


                            By:_________________________
                              Name:
                              Title:


                            LENDER:
                            ------

                            FLEET BANK, NATIONAL ASSOCIATION


                            By:__________________________

                              Name:
                              Title:  Vice President

                                      -65-